Internal Use Investor Information May - June Exhibit 99.1

2 Topic Page # Profile and Strategy 3-12 Asset / Liability Management 13-25 Fees & Expenses 26-33 Business Segment Highlights 34-41 Loans & Deposits 42-53 Capital, Debt & Liquidity 54-59 Investments in Tech, Digital, & Ops 60-63 Credit 64-70 Near-Term Expectations 71 Appendix & Forward Looking Statements 72-84 Table of Contents

3 Longstanding Strategic Priorities Committed to: • Diversified Revenue Streams • Appropriate Risk Adjusted Returns • Disciplined Expense Management Profitability Strategically Investing in: • Above median organic loan & deposit growth over the last 5 yrs vs. peers(1) • Opportunities to leverage superior growth of the core footprint: 3.5% projected population growth(2) • Non-bank M&A, expanding products and capabilities • Talent, technology, products & services, driving organic growth Growth Relentless focus on: • Client selectivity • Credit Risk Management • Interest Rate Risk Management • Capital and Liquidity Management • Operational & Compliance Risk Management Soundness (1) Source: S&P Cap IQ and SEC Reporting. Avg loan and deposit balance changes from FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Peer median excludes RF. (2) Source: S&P Cap IQ. Generating Consistent Sustainable Long-term Performance

Attractive Footprint and Strong Brand Presence

Home field advantage in the southeast

GENERATING
Consistent Sustainable
Long-term Performance

Winning in Core Markets

Building trust & serving clients for over 170 years



Regions HQ
Retail Branch Footprint
Specialized Lending Nationwide

Strong Profitability/Returns Supported by:

- ☑ Low Cost Core Deposits
- ☑ Loyal Customer Base
- ☑ Strong Brand
- ☑ Employer / Bank of Choice

Strong Growth Profile

11 of 15	Unemployment rates in 11 of our 15 state footprint remain at or below the national average[2] (including 6/8 of our top deposit states)
3.5%	Regions' deposit weighted population growth by MSA for 2026-2031 is 3.5% vs. national average of 2.6%[1]
16 of 25	16 of Regions' top 25[1] MSAs are projected to grow faster than the U.S. national average

19th	Ranked 19th in the U.S. in total deposits[1]
~70%	Top 5 market share in ~70% of MSAs across 15-state footprint[1]
~90%	~90% of deposits reside in top 8 states by deposits
~$5,400	Average consumer NIB account balance[3]

(1) Source: S&P Cap IQ. Top 25 market share as defined by deposit dollars - FDIC as of 6/30/2025; pro-forma for announced M&A transactions as of 4/21/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on 2024 U.S. Census data. (2) Source: U.S. Bureau of Labor Statistics. (3) Based on 1Q26 average balances.

REGIONS | 4

Building on Our Success

Strategic investments in priority markets driving deposit expansion

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Invest in Priority Markets[2]

Building on success with incremental investments supporting growth while maintaining advantage in core businesses and markets.

Proven Track Record of Success…

$14.6B

Deposit Growth in Priority Markets[1] since 2019

7 of 8

Priority Markets[1] Gaining Share since 2019



58% vs. 41%

Regions Deposit Growth[1] since '19 Outpacing Market

Maximizing Growth Opportunities

Priority Market Growth Opportunities[1]

$1.6T

Deposit Opportunity (RF $40B)[2]



'26-'31 Population Growth[3]
2.58%
3.53%
6.21%
US
Regions Footprint
Priority Markets



Priority Markets '26-'31 Projected Population Growth[3]
Nashville 5.7%
Tampa 6.7%
Atlanta 4.2%
Miami/SFL 5.7%
Orlando 8.3%
Dallas/FW 7.3%
Huntsville 7.9%
Houston 7.3%
Nat'l avg: 2.6%

Market	Deposits[4]	Mkt Share	Rank
Nashville	$9.6	9.7%	3
Tampa	$7.5	8.4%	5
Atlanta	$6.3	2.6%	7
Miami/SFL	$5.7	1.7%	13
Orlando	$2.9	4.2%	5
Dallas/FW	$2.8	0.7%	19
Huntsville	$2.7	22.3%	1
Houston	$2.4	0.7%	16

(1) Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville. (2) RF deposits in Priority Markets as of June 2025. Data Source: FDIC Deposit Data. (3) Source: S&P Capital IQ. S&P's demographic data is provided by Claritas based primarily on 2024 U.S. Census data. All S&P Cap IQ data pulls as of 2/4/2026. (4) $ in billions.

REGIONS | 5

Investing in People and Technology

Expanding talent and capabilities in markets with greatest opportunity

GENERATING **Consistent Sustainable Long-term Performance**

Investing in Banker Expansion

3-Year Associate Impact

~870

- Hiring ~170 incremental bankers across Middle Market, Small Business, TM, Mortgage, and Wealth
- Adding ~100 revenue-enablement roles to support banker productivity
- Reskilling and reallocating ~600 retail bankers toward small business and mass affluent customers, primarily across high-growth markets

~80%

Overall Initiative: ~80% Complete[1]

Early Results...

>40%[2]
Of new relationship originations attributable to priority markets
Driven by investments in Commercial and Treasury Management talent

+33%[2]
Branch banker productivity improvement
Enabled by ~600 retail banker reskilling and reallocation

>15%[2]
Increase in branch referrals
to Ascentium and Regions Investment Services (RegIS)

All Time High in Small Business Customer Satisfaction

Investments in Technology

Personalization Powered by AI

☑ *CashFlowIQ*
- *Provides bill payment, accounts payable and receivable, and invoice generation – streamlining all the tools needed to run a business*

☑ *RegionsClientIQ*
- *A machine-learning data product for Commercial and Treasury Management RMs to prioritize client opportunities, plan quality conversations,and flag early credit and client attrition risk*

☑ *SmallBusinessIQ*
- *Identifies personalized solutions for small business owners*

☑ *Mortgage Analytics Pro*
- *Insights for mortgage lending officers*

Modernizing the Customer Experience

☑ New Native Mobile App

☐ Small Business Digital Origination Platform
- ☐ Deposits Summer 2026
- ☐ Lending 2H26

☐ Commercial Loan System
- ☐ Integration Summer 2026

☐ Deposit System
- ☑Core installed/tested, ancillary systems integrated
- ☐ Comprehensive testing and piloting 2026
- ☐ Customer Migration 2027

☐ General Ledger

(1) As of 3/31/2026. Progress includes ~43% completion of incremental banker and revenue-enablement hires, with retail banker reskilling and reallocations largely complete. (2) FY25 vs FY24.

REGIONS | 6

7 Regions Honored for Extraordinary Excellence in 2025 For the fifth consecutive year, Regions Bank was recognized as a 2025 Silver Status Military Friendly and Military Spouse Friendly Employer In 2026, Regions Bank was again named a Gallup Exceptional Workplace Award Winner for Engagement for the 12th consecutive year. For the fifth consecutive year, Regions Bank was named a 2025 Best Place to Work for Disability Inclusion by the Disability Equality Index Regions ranked #1 in America’s Best Customer Service 2025 and is the most highly rated commercial bank by Newsweek. Regions Bank was ranked 1st among regional banks in JD Powers Online Banking Satisfaction StudySM . For the second consecutive year, in 2025, Regions Bank has earned the No. 2 spot on American Banker’s ‘Top 20 Banks by Reputation’ list. Regions recognized as a gold winner of the 2025 Datos Impact Award for best innovation in product development. In 2025, for the eighth consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing Regions is proud to be rated No. 1 in customer satisfaction among traditional banks by the American Customer Satisfaction Index Regions Investment Management recognized for the fifth consecutive year as a top workplace for its strong culture, employee engagement, and supportive programs. Regions Wealth Management’s Global Private Banking awards underscore its client-first, planning-led approach and excellence in trust and wealth planning.

8 Regions' Consistent Outperformance Sustained advantage in risk efficiency Adjusted PPI(1) Less Net Charge-offs to RWA(2) 1.96% 1.99% 2.30% 2.47% 2.31% 2.09% 2.19% 2.18% 1.97% 1.79% 1.89% 1.95% 1.92% 1.77% 1.83% 1.90% RF Peer Median 2019 2020 2021 2022 2023 2024 2025 1Q26 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Regions' earnings, including credit costs, have been top quartile vs peers since 2019

9 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 17.8% 18.2% 18.3% 12.0% 10.3% 12.9% 16.0% 14.4% 8.4% 16.1% 18.1% 15.0% 14.4% 15.1% 13.3% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 1Q26 (1) Non-GAAP; see Appendix for RF reconciliation. Peers' source is S&P Cap IQ and includes CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. (2) As of 12/31/2025. (3) Peers with a net loss in the base year are omitted from the dataset. Rank: 1 Rank: 1 Rank: 1Rank: 1 5 Year EPS CAGR 31% 21% 17% 15% 15% 14% 13% 12% 11% 9% 4% 4% —% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 10 Year EPS CAGR 26% 19% 18% 13% 12% 10% 9% 8% 6% 6% 6% 4% 4% 4% Peer 1 Peer 1 2 Peer 4 Peer 1 3 RF Peer 7 Peer 8 Peer 2 Peer 5 Peer 6 Peer 3 Peer 1 0 Peer 9 Peer 1 1 Peer Leading ROATCE(1) For 5 Straight Years Peer Median: 12% Peer Median: 8% (2)(3) (2)(3) Leading with Consistently Strong Growth Metrics Supports a higher P/E multiple Rank: 1 Rank: 1

10 5 Year Total Shareholder Return 129% 73% 68% 60% 60% 55% 49% 42% 33% 28% 25% 24% 17% —% Peer 4 Peer 5 Peer 1 Peer 1 2 Peer 6 RF Peer 3 Peer 8 Peer 1 3 Peer 7 Peer 1 0 Peer 2 Peer 9 Peer 1 1 3 Year Total Shareholder Return 126% 116% 96% 96% 91% 91% 89% 84% 66% 61% 60% 59% 43% 40% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 RF Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Total Shareholder Return Strong track record of Shareholder Returns 10 Year Total Shareholder Return 677% 377% 315% 295% 264% 241% 214% 175% 148% 148% 143% 107% 84% 81% Peer 4 RF Peer 1 Peer 3 Peer 5 Peer 8 Peer 2 Peer 7 Peer 1 0 Peer 6 Peer 1 2 Peer 1 1 Peer 9 Peer 1 3 Peer Median: 89% Peer Median: 42% Peer Median: 175% As of 3/31/2026. Peers' include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

11 Above Median Organic Loan and Deposit Growth Consistent, disciplined growth 5 Yr Loan Growth excl. Bank M&A 14% 14% 10% 10% 9% 6% 5% 3% 3% 2% 2% (1)% (2)% (5)% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Source: S&P Cap IQ and SEC Reporting. Avg loan & deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. Peer median excludes RF. Peer Median: 3% 5 Yr Deposit Growth excl. Bank M&A 18% 17% 17% 17% 17% 12% 10% 9% 9% 4% 2% (1)% (1)% (5)% Peer 1 Peer 2 Peer 7 Peer 3 RF Peer 4 Peer 1 3 Peer 6 Peer 9 Peer 1 2 Peer 8 Peer 5 Peer 1 0 Peer 1 1 Peer Median: 9%

12 Highlights • Consistently generating top-quartile returns in our peer group(2) • Sustained strong momentum into the first quarter, with loan and deposit growth and continued improvement in credit metrics • Benefiting from a stable and engaged customer base, with generally constructive sentiment across businesses and consumers • Advancing core transformation and technology initiatives, including upcoming deployment of the commercial lending system and small business digital origination platform, with core deposit system testing also underway • Investing in near-term growth and future capabilities, with strong progress on strategic growth hiring initiative and targeted product investments across all three lines of business First Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. In certain instances no adjustments have been made and the resulting "adjusted" figure is therefore equal to the reported amount and no reconciliation has been provided. (2) Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. Key Performance Metrics 1Q26 Net Income Available to Common Shareholders $539M Diluted Earnings Per Share $0.62 Total Revenue $1,873M Non-Interest Expense $1,068M Pre-Tax Pre-Provision Income(1) $805M Efficiency Ratio 56.6% Net-Charge Offs / Avg Loans 0.54% Return on Average Tangible Common Equity(1) 18.26%

NII & Margin Performance

Well protected margin with NII growth from balance sheet repricing and expansion

GENERATING **Consistent Sustainable Long-term Performance**

FTE NII and NIM ($ in millions)



$1,206
3.52%
$1,294
3.70%
$1,261
3.67%
1Q25
4Q25
1Q26
NII
NIM

NII Attribution ($ in millions)



$1,281
Market Rate Impacts - fully protected from Fed cuts
$1,248

	4Q25	Non-Recurring 4Q25 Items[1]	Days / Other[2]	Loan Spreads / Mix	Floating Product Repricing[3]	Deposit Cost / Balance	Hedges	Fixed Asset Turnover[4]	Loan Balances	1Q26
NII		-$21M	-$15M	-$4M	-$46M	+$30M	+$14M	$6M	$3M	-$33M
NIM		-6bps	+3bps	-1bps	-13bps	+9bps	+4bps	+2bps	-1bps	-3bps

1Q NII and NIM Drivers

- NII decreased 2.6% QoQ; NIM decreased 3bps to 3.67%
- NII decline primarily attributable to:
  - Two fewer days and expected impact of 4Q non-recurring items
  - Loan spread compression from market conditions and remixing into highly rated credits and public sector entities
- Well protected from short-term rate declines given hedging and ability to manage deposit costs lower
  - 1Q interest-bearing deposit cost[5] **-13bps** QoQ
  - 1Q cycle-to-date interest-bearing beta[6] = **35%**
- New production fixed-rate asset yields continue to benefit from elevated long-term interest rates
- Late quarter loan growth expected to benefit 2Q and beyond

(1) Non-recurring items reducing 1Q26 NII when compared to 4Q25 include seasonal HR asset dividends (-$10M), swap deferred gain amortization (-$4M), and credit recoveries (-$7M). (2) Days/Other includes two fewer days (-$12M) and other miscellaneous items. (3) Floating product repricing includes contractual loan, cash and borrowings repricing. (4) Fixed asset turnover includes the benefits of loan and securities production at higher market rates than maturities, securities premium amortization net discount accretion. (5) Measuring quarterly average yields/costs from 4Q25 to 1Q26. (6) Using a starting point of 3Q24 interest-bearing deposit costs and peak Fed Funds of 5.50%.

REGIONS | 13

2026 NII[(1)] Expected Range and Assumptions

NII expected to grow in 2026 under a wide range of possible outcomes

GENERATING Consistent Sustainable Long-term Performance

Expectation: Full-year 2026 NII to grow between 2.5 – 4%, with fixed-rate asset turnover, funding cost management, and loan growth as the primary drivers

- 2Q26 NII expected to increase by approximately 2% vs 1Q26, from balance sheet growth, fixed-rate asset turnover, lower deposit costs, and day count
- 2Q26 NIM expected to be mid to high 3.60%s, exiting the year in the low 3.70%s

Net Interest Income Trend ($M)



Anticipated continuation of long-term growth trajectory after post-pandemic normalization
$5,000
$4,000
$3,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
NII
2026 NII Guidance Range

+4% Upper End

- Higher long-term interest rates / steeper yield curve (10-year 4.60% and above); widening asset spreads
- Accelerating loan and/or deposit balance growth
- Falling rate deposit beta above mid-30%s; increasing non-interest bearing deposit mix

Current Outlook

- Mostly stable yield curve: range-bound long-term rates (10-year 4.00% to 4.40%) and stable to modestly lower fed funds
- Full year average loan balances up low single digits and deposit balances up low single digits
- Mid-30%s interest-bearing deposit beta; Non-interest-bearing deposit mix stable in the low-30%s

+2.5% Lower End

- Lower long-term interest rates / flatter yield curve (10-year below 3.80%); tightening asset spreads
- Declining loan and/or deposit balances
- Falling rate deposit beta below mid-30%s; decreasing non-interest-bearing deposit mix

(1) NII represents non-FTE Net Interest Income.

REGIONS | 14

NII Positioning for Changing Rate Environment

Mostly "neutral" interest rate risk position protected from fed funds changes; reduced long-end rate sensitivity

GENERATING **Consistent Sustainable Long-term Performance**

Sensitivity to short-term rates

Floating Rate Balance Sheet Exposure[1] ($B)



Adds Floating Rate Exposure
Reduces Floating Rate Exposure
$51
$8
$(19)
$(4)
$(35)
$1
Loans
Cash
Net Asset Hedges
Debt (incl. Hedges)
Beta-adjusted IB Deposits
Residual Exposure

- **Hedging** - offsets contractual floating rate exposure and creates a mostly neutral interest rate risk position, where changes in fed funds are not expected to be a material driver of NII variability
- **Key Assumption: Deposit Costs/Beta** - mid-30%s falling rate interest-bearing deposit beta achievable to protect NII from fed funds cuts
  - 2Q26 CD repricing ($5.1B maturing at 3.4% rate)
  - 36% of interest-bearing deposit balances are market priced[2] / indexed

Sensitivity to middle/long-term rates

Future NII Benefit from Fixed-Rate Asset Turnover



Next 12 Months Exposure:
10yr UST +0.50% adds NII of ~$20M full year vs forwards
Market forward case
10yr UST -0.50% lowers NII by ~$20M full year vs forwards
Recent hedging protects the expected benefit from asset production in 2026...
3 mos
6 mos
9 mos
12 mos

- **Front-book/back-book tailwind** - $12B to $14B of annual fixed-rate loan production and securities reinvestment at higher yields than those maturing is a primary driver of NII growth
  - Hedges in place to lock in portion of 2026 loan/securities production rates
- **Benefit from higher rates/steepening curve** - maintain some asset sensitivity to middle/long-term rate changes given impact on production/reinvestment yields

(1)3/31/26 balance sheet except for cash, which uses expected operating level due to elevated quarter-end balances; Floating rate loans excludes mortgage ARMs. Cash adjusted short-term tenors include all rate tenors 12 months and shorter; middle/long-term tenors include those beyond 1 year. (2) Includes deposits with a rate above 325bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 325bps are included in this cohort.

REGIONS | 15

16 • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet • Current interest rate risk profile is mostly neutral to changes in market interest rates ◦ 2.6 year asset duration ◦ 2.7 year liability duration Floating 61% Fixed 39% Deposits 82% Borrowings 4% Other 2% Equity 12% Interest- Bearing 60% Non-IB 30% Time 10% Loans 61%Securities 20% Cash 5% Other 14% Floating 33% Fixed (ex Hedges) 44% Fixed Hedges 23% $132B Loans(2)(3) $98B Balance Sheet Profile (As of March 31, 2026) Portfolio Compositions $161B Assets(1) Liabilities & Equity $161B Wholesale Borrowings(2) $6B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. Excludes forward-starting derivatives (both forward starting cash flow hedges and forward starting fair value hedges on 2Q & 3Q 2024 debt issuances.) (3) ARM mortgage loans are included as floating rate loans.

17 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment **All balances are ending as of 3/31/26; Source: SEC reporting. Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. Loan-to-Deposit Ratio 97% 89% 87% 85% 84% 82% 81% 80% 79% 78% 76% 75% 74% 74% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 RF Pe er 1 3 Non-interest Bearing (NIB) to Total Deposits 36% 35% 30% 28% 28% 26% 26% 24% 24% 23% 22% 19% 18% 16% Pe er 6 Pe er 8 RF Pe er 4 Pe er 1 2 Pe er 7 Pe er 3 Pe er 2 Pe er 1 Pe er 1 0 Pe er 9 Pe er 1 3 Pe er 5 Pe er 1 1 Peer Median: 81% Peer Median: 24% Total Liability Cost (%) 2.33 2.24 2.09 1.91 1.91 1.87 1.85 1.79 1.79 1.76 1.72 1.64 1.52 1.31 Pe er 1 1 Pe er 3 Pe er 5 Pe er 1 3 Pe er 7 Pe er 9 Pe er 1 Pe er 2 Pe er 1 2 Pe er 1 0 Pe er 4 Pe er 8 Pe er 6 RF Peer Median: 1.85% Time Series: NIB to Total Deposits 30.4% 24.4% RF Peer Median 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 20% 25% 30% 35% 40% 45% 50%

18 2.50% 5.50% 4.50% 3.75% 0.82% 2.31% 2.02% 1.72% 1.03% 2.85% 2.48% 2.15% Fed Funds RF IB Deposit Cost Peer Median 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 1Q26 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% (1) Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION. (2) CDs excluding brokered CDs; maturities as of 3/31/2026; balances do not include future rollover Interest-bearing Deposit Cost vs. Peers(1) In t- Be ar in g De po si t R at es Interest-Bearing Deposit Pricing Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Consistent rate seeking behavior across the last two cycles • Ability to reprice deposits lower with market rate declines consistent with performance to-date; mid-30%s beta necessary to protect NII ◦ Expect modest cost reductions in Q2 by managing expenses closely around where we exited Q1, with potential to outperform over time as CDs mature and reprice lower $5.1 $2.9 $2.5 $0.6 3.4% 2.9% 3.2% 2.6% Volume $B Rate 2Q26 3Q26 4Q26 1Q27 CD Maturities (as of 3/31/2026)(2) 2.34% 2.13% 2.02% 1.99% 2.01% 1.85% 1.72% 1.69% Qtrly Int-Bearing Rates Mnthly Int-Bearing Rates 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 1.60% 1.80% 2.00% 2.20% 2.40% Interest-bearing Deposit Cost Trend

Interest-Bearing Deposit Mix

GENERATING Consistent Sustainable Long-term Performance

Composition of deposit book affords ability to maintain cost advantage under a range of market rate outcomes; When combined with hedges, creates a well protected margin

Interest-bearing Deposits: $91.8B

(labels represent % of IB Deposits)


% of 1Q26 Ending Interest-Bearing Deposits
Market Priced & CD Maturities[1]
Mid-Beta / Mid-Cost[2]
Low-Beta / Low-Cost[3]
Time Deposits
All Other Interest-Bearing Deposits
36%
22%
42%

Market Priced & CD Maturities[1]

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- More than 90% of CDs mature within the next 9 months
- Beta in falling rates: 80%-100%

Mid-Beta / Mid-Cost[2]

- Accounts with an intermediate rate
- Beta in falling rates: 20-30%

Low-Beta / Low-Cost[3]

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $14K avg account balance
  - Avg acct open for 14+ yrs
- Beta in falling rates: 0-10%

(1) Includes deposits with a rate above 325bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 325bps are included in this cohort. (2) Comprised of deposits with a rate between 100-325bps and time deposits maturing in the next 6 to 12 months. (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months.

REGIONS | 19

20 Deposit Advantage Key to Franchise Value Above median deposit growth & disciplined pricing FY25 Total Deposit Cost (%) Av g. T ot al D ep os it Gr ow th 1% 2% (10)% —% 10% 20% RF Peer Median 5 Year Deposit Growth vs Current Deposit Costs(1) (1) Source: S&P Cap IQ and SEC Reporting. Avg deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. 3.21% 2.85% 3.36% 3.90% 3.54% 3.61% 3.67% 2.99% 2.72% 3.10% 3.10% 3.00% 3.13% 3.24% RF Peer Median 2020 2021 2022 2023 2024 2025 1Q26 Net Interest Margin vs. Peers(1)

Net Interest Margin History

Generating consistent, sustainable, long-term performance

Learned lesson from outsized credit and rate exposure in GFC; have used hedges to achieve NIM protection and outperform peers

Net Interest Margin (NIM)[1] Through the Interest Rate Cycle



4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
RF NIM[1]
Peer Median NIM[1]
Underperformance given elevated rate risk exposure and other correlated risks
Outperformance given hedging portfolio and balance sheet management
Pandemic Maintained stable Adj NIM[1] (~40bps outperformance worth ~$550M annual NII)
Rising Rates Retained ability to benefit, expanding outperformance vs. peers
Peak Rate Reduced rate exposure to maintain performance vs. peers (~50bps worth ~$700M annual NII)
1Q07 3Q07 1Q08 3Q08 1Q09 3Q09 1Q10 3Q10 1Q11 3Q11 1Q12 3Q12 1Q13 3Q13 1Q14 3Q14 1Q15 3Q15 1Q16 3Q16 1Q17 3Q17 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 1Q26

Fed Funds Target Rate & Regions' Interest Rate Risk Positioning



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
Elevated Rate Risk Position
Normalize Rate Risk Position
Elevated Rate Risk Position
Normalize Rate Risk Position
Periods of ***abnormal monetary policy accommodation justify the need for an elevated risk profile*** given a higher probability of rising interest rates
Fed Funds
Great Recession
Zero Rate Recovery Period
Rising Rate Cycle
Pandemic Zero Rate Period
Rising Rate Cycle
Falling Rate Cycle
1Q07 3Q07 1Q08 3Q08 1Q09 3Q09 1Q10 3Q10 1Q11 3Q11 1Q12 3Q12 1Q13 3Q13 1Q14 3Q14 1Q15 3Q15 1Q16 3Q16 1Q17 3Q17 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 1Q26 3Q26

(1) Given the impact to NIM across the industry from elevated pandemic-related cash, Regions and peer NIMs have been adjusted to exclude surge cash above 4Q19 levels from 2Q20 to 3Q22. Peers include CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SSB, TFC, USB, ZION.

21

Hedging Strategy Update

Mostly "neutral" rate risk position protects margin & decreases capital volatility

GENERATING
Consistent Sustainable
Long-term Performance

Asset Hedge Notional


Receive-Fixed, Cash Flow Swaps - Loans
Pay-Fixed, Fair Value Swaps - AFS Securities
Net Asset Swap Position(1)
Cash Flow Collars - Loans(2)
(Quarterly Avg)
(Annual Avg)

as of 3/31/2026

	1Q26	2Q26	3Q26	4Q26
Receive-Fixed, Cash Flow Swaps - Loans	$22.8B	$23.9B	$24.8B	$24.8B
Pay-Fixed, Fair Value Swaps - AFS Securities	$4.4B	$4.2B	$4.3B	$4.3B
Net Asset Swap Position[1]	**$18.4B**	**$19.7B**	**$20.5B**	**$20.5B**
Cash Flow Swap Receive Rate[3]		3.07%	3.15%	3.17%
AFS Fair Value Swap Pay Rate[3]		3.58%	3.58%	3.58%
Cash Flow Collars - Loans[2]	$2.0B	$2.0B	$2.0B	$2.0B

	2026	2027	2028	2029	2030	2031	2032
Receive-Fixed, Cash Flow Swaps - Loans	$24.1B	$24.4B	$22.4B	$18.5B	$17.8B	$11.3B	$4.5B
Pay-Fixed, Fair Value Swaps - AFS Securities	$4.3B	$4.3B	$4.3B	$4.3B	$4.9B	$5.0B	$3.4B
Net Asset Swap Position[1]	**$19.8B**	**$20.1B**	**$18.1B**	**$14.2B**	**$12.9B**	**$6.3B**	**$1.1B**
Cash Flow Swap Receive Rate[3]	3.11%	3.21%	3.38%	3.54%	3.55%	3.58%	3.65%
AFS Fair Value Swap Pay Rate[3]	3.58%	3.58%	3.58%	3.60%	3.63%	3.64%	3.72%
Cash Flow Collars - Loans[2]	$2.0B	$2.0B	$1.0B	$0.0B	$0.0B	$0.0B	$0.0B

1Q26 Asset Hedging Activity

	Cash Flow Hedging ***Focused on reducing NIM volatility***	**Fair Value Hedging** ***Focused on reducing AOCI volatility***
Short-term rate protection in future periods	• Added $1B in forward-starting (2029), 3Y receive-fixed swaps (3.6%)	
Medium and long-term rate sensitivity hedges (fixed asset turnover)	• Added $1.25B in forward-starting (Sep-26), 5Y receive-fixed swaps (3.5%) • Terminated $1.5B in fixed asset turnover swaps hedging 1Q26	
Securities fair value hedges (with offsetting NIM sensitivity transaction)	• Added $0.9B in forward-starting (2030), 4Y avg receive-fixed swaps (3.8%) with avg maturity in 2034 to offset interest rate risk associated with fair value AOCI hedges	• Added $0.9B in forward-starting (2030), 4Y avg pay-fixed swaps (3.8%) with avg maturity in 2034
Tactical increase in near-term protection given fewer/no Fed Funds cuts priced for 2026	• Added $0.3B in spot-starting receive-fixed swaps (3.6%) maturing Dec-26	• Terminated $0.3B in active pay-fixed swaps maturing Apr-28

(1) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans *minus* Pay-Fixed Fair Value Swaps - AFS Securities. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Floating rate leg of swaps vs overnight SOFR.

REGIONS | 22

23 3.56 26 1Q26 Y/Y Change (bps), RHS Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Regions Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Peer 1 4 2.0 2.5 3.0 3.5 4.0 4.5 -75 -50 -25 0 25 50 Subsequent to quarter end sold ~$900M short-duration Agency/Govt bullet-like securities at a $40M pre-tax loss, reinvesting into longer-duration USTs, Agency CMBS and MBS at 2.5% higher yields • Represents normal duration management, adding downside rate protection • Reinvestment of paydowns/maturities accretive to portfolio yield by ~1.3% • Portfolio constructed to protect against changes in market rates ◦ Duration of ~3.9 years (AFS ~3.5 years) as of 3/31/2026; provides offset to long- duration deposit book ◦ 28% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 98% US Government or Agency guaranteed ◦ ~$460M high quality, investment grade corporate bond portfolio is short-dated (<2.5 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 83% classified as Available-for-Sale; 17% Held-to-Maturity Agency/UST 9% Agency MBS 69% Agency CMBS 20% Corp Bonds 1% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $32.9B Securities Yield(2) 1Q26 Activity AFS, 83% HTM, 17% (1) Includes AFS securities, the $725M unrealized AFS loss, and HTM securities as of 3/31/2026. (2) Source: Supplementary earnings materials / SEC reporting; peer set includes: CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, PNFP, SSB, TFC, USB, ZION $32.9B bps

24 (1) Fair value hedging includes pay fixed swaps and other strategies currently in development, with the balance sheet duration likely offset through the addition of offsetting cash flow hedges against floating rate loans. (2) AOCI in CET1 (No AFS Opt Out) includes AOCI related to AFS, HTM and Pension related obligations; Source: Call Reports as of 12/31/2025, RC-R and RC-B. Peer set includes: CFG, FCNCA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, PNFP, SSB, TFC, USB, ZION. (3) Estimated Tax-Adjusted AOCI, current portfolio, market forward interest rates, and Risk Weighted Assets as of 3/31/2026. (4) Total After Tax AOCI excluding CF Hedges as of 3/31/2026. • AOCI associated with unrealized securities gains/ losses is expected to be included as a part of CET1 once B3E rules are finalized (with phase in) ◦ Given Regions’ long duration deposit base, asset duration strategies will still be needed to mitigate inherent interest rate risk exposure • Various strategies have been and will continue to be implemented to reduce capital volatility in the future, including: • At 3/31/2026, AOCI at risk in AFS in + 100 shock is ~$725M or ~57bps of CET1 • Monetizing Held-to-Maturity security liquidity through collateralized deposits Tactic Implementation 1) Held to Maturity (HTM) Designation Migrate AFS securities or add new purchases in HTM Will continue to migrate towards targets over time; timing dependent on rate entry point and regulatory clarity (i.e. timing / HTM treatment); holding elevated capital in interim 2) Shorter Duration AFS Portfolio • Bond selection • Fair value hedging(1) Securities Portfolio - AOCI Management Positioned to manage level/exposure lower over time -2.77% -1.70% -1.43% -1.29% -1.27% -1.24% -1.19% -1.16% -1.07% -1.04% -0.74% -0.55% -0.20% 0.04% 0.13% AOCI in CET1 (No AFS Opt Out) Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RF Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Peer 1 4 -3.00% -2.00% -1.00% —% 1.00% Adj. AOCI in CET1 as % of Risk Weighted Assets(2) 12/31/2025 5yr UST C E T1 A O C I 9.95% 9.68% 9.54% 9.40% 9.26% 9.11% 8.83% (865) (1,205) (1,382) (1,559) (1,739) (1,919) (2,280) CET1 with AOCI AOCI ($mm) 2.94% 3.44% 3.69% 3.94% 4.19% 4.44% 4.94% 8.50% 9.00% 9.50% 10.00% (2,500) (2,000) (1,500) (1,000) (500) CET1 Including AOCI Sensitivity(4) Securities AOCI Burn Down and Impact to CET1(3) AO CI L os s ( $M ) Cum ulative CET1 Im pact 542 469 373 276 630 564 477 390 $1,172 $1,033 $850 $666 —% 0.11% 0.25% 0.40% AFS HTM Total CET1 Impact 3/31/2026 YE 2026 YE 2027 YE 2028 $— $250 $500 $750 $1,000 $1,250 $1,500

Securities Portfolio - Repositioning

Provides efficient use of capital/downside rate protection

GENERATING
Consistent Sustainable
Long-term Performance

Multiple, distinct securities repositioning strategies occurred in 2024, 2025, and 2026

- Sold mostly shorter-duration agency CMBS
- Replaced with mostly residential agency MBS with favorable prepayment protection/ profiles and higher market yields
- Maintained duration on naturally shortening portfolio
- ***Q2 2026 transaction:*** Sold ~$900M short-duration Agency/Govt bullet-like securities at a $40M pre-tax loss, reinvesting into longer-duration USTs, Agency CMBS and MBS at 2.5% higher yields
    - Represents normal duration management, adding downside rate protection

Rationale for Securities Repositioning

Efficient Capital Use

- Superior returns vs alternatives (including share repurchases)
- Capital neutral w/ full AOCI look through

Portfolio Management

- Provides flexibility for relative value decision making
- Replace short-duration bonds that provide little falling rate protection

Favorable Market

- High absolute market rates and a steepening yield curve enhance attractiveness

Repositioning Summary

Execution	$ Sold	Losses Realized	Purchase Yield - Sales Yield	Payback Period [1]	Duration Extension[2]
Q1 2024	$1.3B	$50M	1.9%	2.1yrs	0.15yrs
Q2 2024	$980M	$50M	2.4%	2.6yrs	0.07yrs
Q3 2024	$1.3B	$75M	2.6%	2.7yrs	0.18yrs
Q4 2024	$696M	$30M	2.2%	2.7yrs	0.04yrs
Q1 2025	$478M	$25M	2.9%	2.7yrs	0.05yrs
Q3 2025	$516M	$25M	2.4%	2.6yrs	0.04yrs
Q2 2026	$903M	$40M	2.5%	2.0yrs	0.07yrs
Total/ WA	**$6.2B**	**$295M**	**2.4%**	**2.4yrs**	**0.6yrs**

(1) NII estimate and payback assumptions use Market Forwards as of trade completion dates. (2) Point in time impact; portfolio duration is naturally shortening and repositioning provides offset.

REGIONS | 25

Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income

($ in millions)


$590
$640
$625
1Q25
4Q25
1Q26

Adj. Non-Interest Income[1]

($ in millions)


$615
$640
$625
1Q25
4Q25
1Q26

($ in millions)	1Q26	Change vs 4Q25	Change vs 1Q25
Service Charges – Consumer[2]	$96	(5.0)%	—%
Service Charges – Corporate[3]	$66	8.2%	3.1%
Wealth Management Income	141	(1.4)%	9.3%
Card and ATM Fees	117	(4.9)%	—%
Capital Markets (Ex CVA/DVA)	83	3.8%	2.5%
Mortgage Income	32	—%	(20.0)%
Other	36	(29.4)%	(12.2)%

QoQ Highlights & Outlook

- NIR decreased 2% on both a reported and adjusted[1] basis
- Service charges remained stable, as record Treasury Management fees, up 6% linked-quarter, offset seasonally lower consumer revenue; TM remains a key growth driver
- Card and ATM fees decreased 5%, reflecting normal seasonality; Expect fees to peak in 2Q and level out in 2H26
- Capital Markets (Ex CVA) increased 4%, driven by improved commercial swap, loan syndication, and securities underwriting activity, partially offset by lower real estate capital markets and M&A fees; Expect quarterly revenue to continue increasing within the $90 – $105M range, trending toward the lower end in 2Q amid market volatility and elevated rates, with momentum building thereafter
- Other NIR declined 29%, driven primarily by commercial lease activity, with ~$6M of gains in 4Q and ~$7M of losses in 1Q
- Expect FY26 adjusted non-interest income to grow 3 – 5% vs 2025[4]

(1) Non-GAAP; see appendix for reconciliation. (2) Consumer overdrafts typically represent approximately half of these amounts each quarter. (3) The majority of these amounts relate to Treasury Management (TM) activities and typically represent approximately two-thirds of total TM revenue each quarter. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 26

Track Record of Expanding Fee-Based Services

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted Non-Interest Income[1]

($ in millions)



$2,001
$2,585
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Corporate
Consumer
Wealth
Other
Consolidated

Strategic investments & enhanced client capabilities have generated over $1B in additional revenue since the global financial crisis (GFC), more than overcoming ~$600M of lost revenue

- The enactment of Regulation E and debit interchange legislation post GFC had a combined ~$300M negative impact
- Overdraft fees have declined ~$300M since 2011, due primarily to customer-friendly enhancements

Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

Capital Markets
- Since re-launch of products in 2014, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform

Treasury Management
- New product and feature development continues to be an annual priority and amounts to ~20% of annual core TM revenue
- Trade Finance revenue grew an average of 11.4% annually from 2020-2025 through acquisition of new clients and growth of existing relationships

Wealth Management
- 2025 Investment Services and Investment Management & Trust Fees are up $222M vs 2019 (97% Organic); 6-year CAGR of 9.1%
- **Acquisitions**: Highland Associates

Consumer
- Purchased a $1B credit card portfolio in mid-2011
- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $81B

(1) Non-GAAP; see appendix for reconciliation. Amounts disclosed in years 2024-2016 represent the initial amounts reported in the Company's Segment footnote in the Annual 10-K. Amounts disclosed in years 2015-2012 represent the latest year disclosed in the Company's Annual 10-K with some additional adjustments applied to represent the dynamic nature of segment reporting in order to arrive at amounts comparable to segments as currently viewed by management. Amounts in 2011 could not be recast due to lack of available data to create comparable segment disclosures.

REGIONS | 27

Capital Markets

Growing products & services that our clients value

GENERATING **Consistent Sustainable Long-term Performance**

Capital Markets Product Solutions

Mergers & Acquisitions

- M&A Advisory Services

Real Estate

- Multi-family loan origination & distribution
  - Fannie Mae
  - Freddie Mac
  - HUD
- All property types loan origination & distribution
- Low income housing tax credit distribution

Debt & Capital

- Loan syndication
- Sponsor coverage
- Loan sales & trading
- Public and private capital raising

Financial Risk Management

- Interest Rate Derivatives
- Commodity Derivatives
- Foreign Exchange

Capital Markets Annual Revenue (Ex. CVA/DVA)[1]



$65
$101
$151
$159
$201
$188
$263
$323
$303
$272
$354
$350
$83
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

- 1Q26 Capital Markets revenue ex. CVA/DVA of $83MM increased 4% from prior quarter, driven by increased fees from Syndications, Debt & Equity Underwriting, and Swap Transactions.
- Capital Markets revenue ex. CVA/DVA quarterly range expected to be $90M-$105M; 2Q26 expected to be toward the lower end of the range with improvement in 3Q and 4Q.

Client Coverage Areas

- Corporate Banking
- Commercial Banking
- Commercial Real Estate
- Specialized Industries
- Wealth Management

(1) $'s in millions. Amounts presented exclude valuation adjustments (CVA/DVA). Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other".

REGIONS | 28

Treasury Management

Clients optimize cash flow and manage risk with Treasury Management solutions

GENERATING **Consistent Sustainable Long-term Performance**

Steadily Growing our Treasury Management Business

- **+4%** Treasury Management Revenue[(1)]
- **+6%** Portfolio of Treasury Management Clients[(2)]
- **+11%** Digital, Payment & Integrated Services Revenue[(3)]
- **+10%** Trade Finance Dollar Volume[(4)]

Earning Recognition for Excellence

2025 Datos Impact Award in Commercial Banking & Payments
Best Innovation in Product Development for Regions Embedded ERP Finance

Trade Finance

- Department of Commerce - Recipient of President's "E" Award for Export Service
- SBA - #1 Export Lender for 7 Consecutive Years
- SBA -Two Time Export Working Capital Lender of the Year
- SBA - Export Working Capital Preferred Lender
- EX-IM Bank - Highest Delegated Lending Authority and Fast Track Lender
- EX-IM Bank - Lender of the Year and Deal of the Year Award Recipient

Continually Investing in Technology

- Enhancing **Embedded ERP Finance**, which allows clients to access and review financial accounts and data in real-time within their ERP platforms, by developing payment capabilities including wire transfer, ACH, and RTP
- Simplifying cash management for small to mid-size businesses with **CashFlowIQ**, offering accounts payable, accounts receivable, invoicing, and bill payment solutions
- Strengthening risk mitigation through the deployment of **Commercial Card alert** capabilities
- Added **Xpress Connect,** a secure print and electronic communications tool, to the integrated billing and payments platform, **BillerXchange**, providing clients with efficient invoicing and communication capabilities
- Leveraging cutting-edge automation to transform remittance processing and accelerate payment reconciliation for healthcare clients with the launch of **Healthcare Receivables Services powered by MediStreams**
- Improving client refund, rebate and other payment distribution efficiencies with **ReimbursePro** by enabling fast, secure delivery through recipients' preferred channels

(1) YTD YoY Treasury Management Revenue Growth, March '26 to March '25. (2) YoY Client Growth, March '26 to March '25. (3) YTD Digital, Payment & Integrated Services Revenue, March '26 to March '25. (4) YTD Trade Services Dollar Volume Growth, March '26 to March '25.

REGIONS | 29

Wealth Management

Specialized expertise and tailored investment guidance to manage and grow wealth

GENERATING Consistent Sustainable Long-term Performance

Wealth Management NIR[1]

($ in millions)



9.1% CAGR
$322
$79
$243
$337
$84
$253
$382
$104
$278
$419
$122
$297
$451
$138
$313
$495
$157
$338
$544
$182
$362
2019
2020
2021
2022
2023
2024
2025
Investment Management & Trust Fees
Investment Services Fee Income

The Value We Bring To Our Clients

Every client is unique and deserves a tailor-made path to confidently reach their evolving financial goals. Wherever you are, and wherever you are going, we offer a dedicated team, specialized expertise, and investment guidance to help you manage and grow wealth.

- Managing Wealth for Individuals and Institutions
- Advice & Guidance / Planning / Consultative Approach
- **Solutions**: Wealth Planning, Retirement Planning, Trust & Estates, Digital Investing, Natural Resources & Real Estate, Philanthropic Solutions, Investment Management, Funeral Trust, Custody, Escrows, Corporate Trusts, Business Succession, Brokerage and Life Insurance

Growing our Wealth Management Business[2]

- **+8%** Total Client Assets[3]
- **+8%** Total WM Relationships[4]
- **+8%** WM NIR[1]

The Client Experience

The Voice of the Regions Wealth Client

- Inaugural Voice of the Client survey established and fielded for Regions Investment Solutions, resulting in **84% of Financial Advisors receiving 5/5** ratings
  - The primary indicator of client satisfaction is the **Financial Advisor Satisfaction Index** or FASI. For Q1 2026, the baseline FASI score stands at **82.4**.
- **Impact of Financial Planning.** Financial Planning remains a differentiator for highly engaged client relationships. Clients who engaged in financial planning reported significantly higher satisfaction and engagement.
  - 76% of surveyed clients having indicated they had a conversation with their FA in the past 12mo.
- **Focus on Action.** Leveraged VOC insights to pinpoint **growth opportunities** particularly in:
  - Advisor communication
  - Proactive market and trend discussions

(1) WM NIR does not include the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM segment. (2) YoY comparisons as of 03/31/26 unless otherwise noted. (3) Client Assets consists of AUA, Brokerage Assets and Annuity Assets. (4) Total WM Relationships consists of Total Private Wealth Households, Institutional Accounts, and Investment Services Accounts.

REGIONS | 30

31 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – Mar 2026 Forecast. (2) Includes residential owned portfolio and serviced for others. (3) MBA/Stratmor PGR FY2025. Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $32M 1Q26; $158M FY25 • Portfolio 757 Avg. FICO | 53% current LTV • $410K Avg. New Loan Size • Production aligned with market in percentage of purchase production volume at 61% in 1Q26 vs 60% for the industry(1) • $83B servicing portfolio(2) as of 1Q26 with appetite for future growth • $0.2B in MSRs acquired YTD with flow purchases • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 24% lower than peer average(3) • 19% lower origination and fulfillment cost than peer average(3) • Investing in omnichannel capabilities • Partnership with retail bank is competitive advantage $137 $163 $333 $242 $156 $109 $146 $158 $32 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 2024 2025 1Q26

Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance



Non-Interest Expense
($ in millions)
$1,039
$1,098
$1,068
57.9%
56.8%
56.6%
1Q25
4Q25
1Q26
Non-interest expense
Efficiency ratio



Adj. Non-Interest Expense(1)
($ in millions)
$1,035
$1,112
$1,068
56.8%
57.5%
56.6%
1Q25
4Q25
1Q26
Adjusted non-interest expense (1)
Adjusted efficiency ratio (1)



Adj. Non-Interest Expense(1)
($ in millions)
2.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
$4,227
$22
$4,331
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Adjusted non-interest expense (1)
Include expenses associated with acquisitions (2)
Incremental operational losses

QoQ Highlights & Outlook

- NIE decreased 3% on a reported basis and 4% on an adjusted[(1)] basis
- Salaries & benefits remained relatively stable, as lower incentives along with 4Q employee benefit liability impacts tied to HR dividend income largely offset seasonal increases in payroll taxes, 401(k) match, and merit
- FDIC insurance assessments increased $16M, as a 4Q FDIC insurance special assessment accrual reduction of $14M did not repeat
- Maintaining disciplined expense management while continuing to invest across the franchise
- Expect FY26 adjusted NIE (inclusive of investments) to be up 1.5 – 3.5%; Anticipate generating FY adj. positive operating leverage[(3)]

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and Clearsight Advisors. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 32

33 Efficiency Ratio vs. Peers 1Q26 Efficiency Ratio vs. Peers FY 2025 Efficiency Ratio vs. Peers 51.1% 55.3% 56.2% 56.2% 56.7% 57.0% 57.4% 58.4% 59.5% 60.4% 61.4% 63.7% 65.2% 65.5% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 54.6% 56.0% 56.4% 56.9% 56.9% 57.3% 57.8% 58.5% 59.7% 59.8% 61.6% 62.6% 63.4% 64.4% Peer 2 Peer 3 RF Peer 4 Peer 7 Peer 10 Peer 1 Peer 5 Peer 8 Peer 6 Peer 12 Peer 9 Peer 13 Peer 11 (1) Efficiency ratios per S&P Global Market Intelligence. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

Diversified Lines of Businesses

GENERATING
Consistent Sustainable
Long-term Performance

Consumer Bank

- Retail Banking Services
  - Deposit
  - Debit & Credit Card
  - Home Equity
  - Secured & Unsecured Lending
  - Small Business
- Mortgage
  - Retail and Consumer Direct
  - Mortgage Servicing
- Home Improvement Financing

Corporate Bank

- Commercial
- Corporate & Institutional
  - Corporate
  - Real Estate
  - Capital Markets
- Treasury Management
- Specialty Lending Businesses
  - ABL
  - Ascentium Capital
  - Equipment Finance

Wealth Management

- Private Wealth Investment Management, Banking & Trust Services
- Institutional, Corporate, & Philanthropic Investment Consultant Services
- Investment Solutions for Retail Clients

1Q26 Pre-tax pre-provision income(1)



7%
$805M
46%
47%

1Q26 Average loans



2%
34%
$96B
64%

1Q26 Average deposits



2%
6%
31%
$130B
61%

Consumer | Corporate | Wealth Management | Other

(1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling $0. The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results.

REGIONS | 34

Consumer Bank

High Performing, Proven Consumer Business Creating Value for Customers and Shareholders

GENERATING **Consistent Sustainable Long-term Performance**

10,342 Associates	**1,246** Branches	**1,779** ATMs
4.2M Consumer Customers	**363K** Small Businesses	**385K** Mortgage Customers

All figures as of 1Q26

Regions has served the Southeast for over 170 years:

~70% Top 5 Market share in ~70% of MSAs across 15-state footprint[(1)]

#1 Deposit Cost vs. Peers

16 Top 5 Branch share in 16 of our top 20 markets

How our model wins

1. **Primacy-based acquisition strategy** leads to granular, low cost deposits and NIR
2. **Industry leading customer experience across channels** delivers long tenured, primary relationships and high customer loyalty
3. **Focused lending to homeowners** drives attractive returns and discipline credit performance
4. **Local and people focused culture** drives differentiated reputation and market dominance and differentiates us from competition

Competitive Advantage		Business Outcomes
Long standing presence in markets	→	Presence in markets averaging 74 years
Enduring organization	→	20+ years without disruption
Differentiated experience	→	Top decile customer experience
Strategic market positioning	→	SEC, Nashville Predators
Technology & AI innovation	→	Modern core and proprietary AI tools driving efficiencies and growth

(1) Source: S&P Cap IQ. Top 25 market share as defined by deposit dollars - FDIC as of 6/30/2025; pro-forma for announced M&A transactions as of 2/4/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on U.S. Census data.

REGIONS | 35

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

Maintained competitive deposit rates **driving balance growth of 1.1% YoY** while preserving our **industry leading deposit costs of 84bps**

33% increase YoY in Mortgage production driven by improved market conditions and incremental campaigns to support launch of ARC tool

Branch Small Business lending production up 38% YoY driven by new value offering for small business credit card

Credit card spend YoY growth of 8% driven by account growth and higher spend per account

Disciplined credit risk management; **Net charge-offs of 69bps**; Down 2bps YoY and down 4bps vs 4Q25

Continued strength in **expense management**

Delivering Solid Customer Satisfaction & Loyalty

Regions Bank is the **highest-rated bank in Forbes'** newest list of the top 300 U.S. companies for customer service

J.D. Power(1) ranked Regions Bank #1 in customer satisfaction among regional bank online experiences 5 of the last 6 years

Regions Bank ranked **2nd in American Banker's** list of top banks by reputation

Regions Bank has been recognized as a **Fannie Mae STAR™ performer** for the 9th consecutive year

Top-decile in customer loyalty per Gallup

4.9 out of 5 Mobile app star rating(2)

Strategic Investments Across The Business

Launched **ARC (Automated Refinance Calculator)** which analyzes +100 million mortgage repricing scenarios to generate customer solutions in under 5 minutes

Launched **direct deposit switcher** providing a seamless, paperless, secure, real-time option for direct deposit enrollment; **~7k successful switches since deployment**

Enhanced fraud detection through new biometrics tool to protect against cyber criminals and expanded deployment of a caller monitoring system in the IVR

Launched new partnership with **global leader in merchant services processing** to bring customers top-tier payments and business solutions; **continue to grow small business checking accounts**

Enhanced the **Mobile App** customer experience for rewards and offers as well as Zelle for small business; **Mobile Banking Log-ins up 9% YoY and small business Zelle usage up 62% YoY**

(1) Regions Bank received the highest score among regional banks ($65B to $250B in deposits) in the J.D. Power 2020-2022, and 2024-2025 U.S. Online Banking Satisfaction Studies which measures customer satisfaction with financial institutions' online experience for banking account management. Visit jdpower.com/awards for more details. (2) iOS app store rating.

REGIONS | 36

37 Branch Network Strategy Delivering a world-class branch experience through targeted growth • Leverage advanced geospatial analytics to prioritize high-growth micro-markets within the existing footprint, targeting areas with favorable population trends, density, and competitive gaps • Execute a disciplined approach of 135-150 new locations in footprint, balancing new branch builds, relocations, and optimization of underperforming sites to enhance network productivity - resulting in a similar size network • Prioritize investments in high-growth, priority markets, with impacts extending across the entire footprint, positioning Regions as the market leader among competitive market entrants • Modernize existing branch network, creating a welcoming, advice-oriented branch experience that customers expect from Regions as their hometown bank Strategic Priorities 135 to 150 Branch Builds 1,000 + Renovations Investing in High-Growth Priority Markets Targeted Expansion and Network Optimization

Corporate Banking Group

A diversified engine for growth and long-term performance

GENERATING Consistent Sustainable Long-term Performance

62,121	2,761	170
Client Relationships [1]	Associates [1]	Local Offices

Clients	Coverage
Commercial Banking [2]	
Emerging Commercial $5M - $20M	Local and Dedicated Relationship Managers + Digital
Middle Market $20M to $500M	Local and Dedicated Relationship Managers + Industry & Product Specialists
Corporate & Institutional Banking [3] Corporate Banking, Real Estate Banking, Capital Markets	
Large Corporate $500M - $2B	Dedicated Coverage Bankers + Industry Specialists & Strategic / Capital Advisory

How our model wins and differentiates us



Out-Local National Banks
Our strategy begins and ends with
Our People
Deeply-Embedded in Local
Tenured Teams & Clients
Brand Stability & Reliability
Process
Relationship-Led
Local Decisioning
Industry-Relevant Expertise
Powered By
Technology
Over 5 years of AI
Customizable Solutions
Comprehensive Capabilities
Out-Scale Regional Competitors

We bring deep local relationships backed by large bank capabilities

(1) As of 1Q26, Includes Ascentium Capital; (2)Private Companies, Includes Governments, Not-For-Profits; (3) Public & Private Companies, Includes public and privately owned professional real estate companies, developers, and investors

REGIONS | 38

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING **Consistent Sustainable Long-term Performance**

Soundness

Active credit risk and portfolio management remains a top priority

- NPLs of 0.98% decreased 6bps vs. 4Q25
- Classified Loans of 3.25% decreased 36bps vs. 4Q25
- QoQ risk rating upgrades outpaced downgrades 1.31x in 1Q across CBG

Net charge-offs of 47bps for 1Q26[1]

- Core Business 39bps
- Ascentium 205bps

Diversified Commercial Real Estate portfolio[2] that represents 16.8% of total loans outstandings:

- **Office** 0.9% of total loans outstanding

Enhancing client soundness with **risk mitigation** solutions and education

Profitability

Total Revenue increased **6%** vs prior year, driven by growth in Loan & Deposit balances, Capital Markets, and Treasury Management

Record Treasury Management Revenue increased 4% vs. prior year, driven by client base growth of 6%[3]

Average Loan Balances increased 2% vs prior quarter, while **Ending Loan Balances** increased 4.3% driven by increased line utilization and broad-based industry growth

Capital Markets ex. CVA/DVA increased 4% vs. prior year driven by Loan Syndications, Swap Transactions, and Debt & Equity Underwriting

Non-Interest Expense management remains a top priority

Growth

Delivering full cash conversion and balance-sheet optimization through our **local + expertise** model, earning deep loyalty with ~75% of growth coming from clients with Regions for 5+ years

Expanding coverage through investing in Commercial and Treasury Management talent across priority and core markets

- 2025 hiring plans exceeded
- 2025 revenue production goal exceeded
- >40% of new relationships originated from priority markets

Small Business momentum continues, with **SBA production up 18% YoY** driven by strong banker performance and targeted market investments

Award-winning **Embedded ERP finance** and advanced receivables platforms elevating digital leadership

(1) Reflects Corporate Banking Group Segment results only; excludes Branch Small Business losses. (2) Total loans is representative of total bank, as of 03/31/26. (3) TM revenue, YTD YoY March '26 to March '25; YoY Client Growth, March '26 to March '25

REGIONS | 39

40 Wealth Management Specialized expertise and tailored investment guidance to manage and grow wealth 1,262 Associates 232K Total Relationships(1) $185.2B Total Client Assets (1) Total Relationships consists of Total Private Wealth Relationships, Institutional Accounts, Highland Accounts, and Investment Services Accounts; reported on a one-month lag (2) Excludes Peers with Adjusted Items; vs PY Qtr Outperforming Our Peers NIR Growth Outpacing Peer Median(2) Strong, Consistent Revenue Contribution (23% of TOC NIR) How Our Model Wins Invest in people, elevating our brand, onboarding respected talent, and improving productivity Invest in high-opportunity geographies by capitalizing on priority markets Improve the client experience through ongoing innovation 201K Accounts Mass & Mass Affluent $0 - $500K HNW to UHNW Individuals & Families $500K - $100M+ Corporations & Government Entities $2M - $100M+ 17K Relationships 14K Accounts Investment Services Private Wealth Management Institutional Services All figures as of 1Q26

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Expanded the Voice of the Client program for Investment Solutions — fielded more than **11,000 clients:**

Clients reported **strong satisfaction** and **client engagement** across key measures

Overall Satisfaction: *4.67/5*

Likelihood to Recommend: *4.61/5*

Likelihood to Continue to Use: *4.67/5*

Thought leadership at a scale: Delivered +190M earned media impressions with an advertising value equivalency of an estimated $1.76M, reinforcing Regions' visibility as a trusted market voice

Provided **timely geopolitical and economic commentary** which drove **elevated** Regions.com traffic and **deeper** advisor-client conversations

Delivered Strong Results

Continual Strength in NIR[1] in 1Q26 growth of **8.4%** YoY, driven by strong production, increased assets, and improved market conditions

Growing Net Income Before Taxes with an 1Q26 increase of 11% YoY, driven by growth in Total Revenue

Assets Under Administration increased 7% YoY driven by IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets +$10B or 12%, YoY

Average Loans up 3% YoY driven by growth in Investor Real Estate and Commercial Loans

Strategic Investments & Data Analytics

Launched Crypto ETF Investment Options enhancing our competitiveness and meeting client demand

Deeper market intelligence: Formed a strategic research partnership with Cerulli & Associates to inform long-term strategy

Delivered incremental Bridge and OneView improvements to **enhance workflows**, improve pipeline visibility, and **increase advisor production**

Enhanced associate workflow controls to **streamline operations, reduce risk and strengthen continuity** — reinforcing governance, accountability, and operational resilience

(1) NIR includes the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM Segment.

REGIONS | 41

42 $95.7 $95.6 $97.9 $62.8 $63.0 $65.7 $32.9 $32.6 $32.2 1Q25 4Q25 1Q26 $96.1 $95.7 $96.4 $63.1 $63.1 $64.0 $33.0 $32.6 $32.4 1Q25 4Q25 1Q26 Average Loans & Leases ($ in billions) Business LoansConsumer Loans Ending Loans & Leases ($ in billions) Loans Poised for continued growth QoQ Highlights & Outlook • Avg loans grew 1% while ending loans increased 2%, reflecting improving demand and line utilization • Avg business loans increased 2%, while average consumer loans decreased 1% • Broad-based C&I lending drove growth, led by power & utilities, manufacturing, healthcare, and asset-based lending ◦ Approximately half driven by higher line utilization, with the remainder from new loan originations, primarily to existing clients (~80%) ◦ Nearly two-thirds was investment-grade credits, and most of the remaining balance was near investment grade credits • Client sentiment continues to improve, with pipelines and commitments up 21% and 5% YoY • Expect FY26 avg loan balances to be up low single digits compared to 2025

43 $49.6 $4.9 $0.2 $7.4 $1.9 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 1Q26 Average Loan Composition $19.7$5.5 $5.7 $1.5 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans ($ in billions) $32.4B Average Business Loans ($ in billions) $64.0B

44 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 53% • 99% owner occupied • 1Q26 QTD NCO —% • Avg. origination FICO 761 • Current LTV 39% • 56% of portfolio is 1st lien • Avg. loan size $35,680 • $138M to convert to amortizing or balloon during 2026 • 1Q26 QTD NCO (0.01%) • Avg. origination FICO 781 • Avg. new loan $12,611 • 1Q26 Yield 7.84% • 1Q26 QTD NCO 1.82% • • Avg. origination FICO 773 • Avg. new line $9,398 • 1Q26 Yield 14.00% • 1Q26 QTD NCO 4.17% 5% 6% 5% 5% 10% 6% 7% 14% 9% 81% 68% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 03/31/2026. Consumer R/E secured balances comprise 78% of the Consumer portfolio while Consumer non-R/E balances comprise 22% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

Ascentium & Home Improvement Financing

GENERATING **Consistent Sustainable Long-term Performance**

1Q26	Ascentium Capital	Home Improvement Financing
1Q Average Balances	$2.7B	$4.8B
1Q Portfolio Yield	8.5%	7.8%
1Q Going-on Yield	9.3%	9.0%
1Q NCOs	2.05%	1.82%

Ascentium Capital(1)

Origination Growth

- Since acquisition, Ascentium Capital has grown by 38%(3)
- 73% of branches are actively offering Ascentium solutions
- In-footprint opportunities exist with the over 400k Small Business customers currently banked within the Consumer Branch network
- Contributing to strategic growth are transactions originated through cross-marketing relationships with Commercial Banking, Branch Small Business, and Home Improvement Finance

Credit

- Instilled risk based pricing
- Q1 NCOs remain range bound and are 35bps higher than 4Q25

Production

- Q1 production is flat to 4Q25

Home Improvement Financing(2)

Credit

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 754

Growth Opportunities

- Continue to focus efforts on leveraging relationships across the organization to drive growth opportunities through referrals and enhanced value proposition.

Strong Pipeline

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors.

Production

- 1Q26 loan production was impacted by seasonality and continues to be challenged by competitive and economic pressures. The high cost of home improvement jobs coupled with higher financing costs remain headwinds for growth, while prudent risk management and pricing discipline ensures that loan origination is resulting in high-quality, profitable loans.

(1) Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated February 27, 2020. (2) Regions' Home Improvement Financing previously known as EnerBank. Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated June 8, 2021. (3) Represents ending loan balance from June 2020 to March 2026.

REGIONS | 45

46 All Other Commercial 3.5% Investor Real Estate 14.7% Financial Services 13.7% CRE Unsecured, including REITs 10.4% Govt. & Education 10.0% Consumer Services 8.1% Technology Services 5.5% Manufacturing 7.8% Energy 2.6% Agriculture .3% Utilities 3.6% Business Services 7.1% Distribution 7.1% Healthcare 5.6% Highly Diversified Business Portfolio (Outstanding balances as of March 31, 2026) $65.7B(1) (1) Balances as of 3/31/2026. (2) CRE Unsecured consists 69% of REITs. (2)

NDFI & Private Credit - Stable Composition and Solid Credit Quality

Diversified, investment-grade portfolios aligned with Regions' core markets and industries

GENERATING **Consistent Sustainable Long-term Performance**

NDFI QoQ Balance Changes ($MM)	
4Q 2025	$11,912
Reclassifications[3]	$522
New Loans[4]	$312
Net Drawdowns/Payments	$85
1Q 2026	$12,831

Consumer Credit & Mortgage Intermediaries (6%)

Private Equity Subscription Lines (13%)



$729
$3,081
$1,657
3/31/2026[1]
$12.8B
13.1% of Total Loans
~70% Investment Grade
$1,844
$5,520

Specialty Finance Companies (24%)

Business Credit Intermediaries (38%)
Asset Secured, Recourse Business Credit

Loans to Private Credit[2] (14%)
- Structural protections in place, such as advance rate and borrowing base analysis, covenants, and frequent reporting requirements
- ~80% Investment Grade

Other (43%)
- Unsecured Equity REITs
- Insurance Companies
- Equipment Leasing
- Supply Chain Finance

(1) Non-Depository Financial Institutions (NDFI) $ in Millions is an estimate and based on Call Report Schedule RC-C definition. (2) Defined as Regions' Indirect Leverage Lending, Non-Recourse ABL/Factoring, and Asset-Backed Finance to Funds or Business Development Companies managed by Large Asset Managers. (3) Reclassifications primarily reflect loans previously reported as C&I on the Call Report. (4) 95% of new loans were investment grade.

REGIONS | 47

Commercial Real Estate

(Outstanding balances as of March 31, 2026)

GENERATING Consistent Sustainable Long-term Performance

Highly Diversified Portfolio

(IRE including Unsecured CRE)



$16.4B
Res. Homebuilders 7.4%
Other 4.3%
Hotel 4.5%
Healthcare 7.5%
Residential Land 0.5%
Retail 7.9%
Office 5.5%
Data Center 3.5%
Diversified 13.1%
Industrial 10.6%
Commercial Land 0.3%
Self Storage 1.6%
Medical Office Building 3.2%
Apartments 30.1%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 59% of REIT outstanding balances are investment grade, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital(2): 106% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 17% are well below supervisory limits (300%/100%)

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
1%
25%
32%
23%
10%
6%
3%
Matured
2026
2027
2028
2029
2030
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



$5.2B
Data Center 11%
Diversified 23%
Apartments 5%
Hotel 12%
Industrial 16%
Other 6%
Healthcare 3%
Self Storage 5%
Retail 18%
Office 1%

		$ in billions	% of Total Loans
Unsecured CRE (incl. REITs)	$	6.8	7.0 %
IRE		9.6	9.8 %
Total(1)	**$**	**16.4**	**16.8 %**

(1) Excludes $5.3B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 12/31/2025 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 48

CRE- Office Portfolio

(Outstanding balances as of March 31, 2026)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$907
% of Total Loans	0.9%
NPL	$98
NPL / Loans	10.8%
Charge-offs	$1
Charge-offs / Loans	0.2%
ACL	$44
ACL / Loans	4.8%

Investor Real Estate Office Portfolio Overview



15%
85%
54%
46%
18%
82%
Class A
Class B
Multi-Tenant
Single Tenant
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
3.7%	8.9%	2.0%

Ongoing Portfolio Surveillance

- Business Offices secured = 97% / unsecured = 3%
- IRE WA LTV 64% (based on appraisal at origination or most recent received); Stressed IRE WA LTV 88% using GreenStreet[2]
- 61% of secured outstanding IRE balances are located in the South of which 87% is Class A
- Investment Grade tenants make up 77% of Single Tenant IRE balances
- $508M or approximately 56% of total Office balances will mature in the next 12 months[3]
- While the Office segment remains stressed; well located, highly amenitized properties are observing improvements to property fundamentals

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 3/31/2026 results except for charge-offs, which reflects results for the 3 months ended March 31, 2026, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of April 7, 2026; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (35% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (0% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 49

50 Transportation - Trucking (Outstanding balances as of March 31, 2026) (1) $ in Millions. Metrics represent 3/31/2026 results except for charge-offs, which reflects results for the 3 months ended March 31, 2026, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $1,141 % of Total Loans 1.2% NPL $51 NPL / Loans 4.5% Charge-offs $22 Charge-offs / Loans 7.9% ACL $93 ACL / Loans 8.2% • While the year began with stable freight volumes and a constructive pricing environment, suggesting the multi-year freight recession may be coming to an end, the conflict in the Middle East has created uncertainty related to operating costs, supply chain disruptions and supply/demand dynamics • Contract freight with a fuel surcharge clause is a fundamentally better business than the current spot market • Diesel fuel has recently spiked by over $2 per gallon; higher diesel prices may compress operating margins, particularly if they remain elevated long term • Carrier exits and heightened regulatory enforcement have drawn down truck capacity; if the industry experiences a sustainable uptick in demand, carrier exits and tighter capacity could benefit freight rates • New originations in the sector have been curtailed and those that are being considered are either secured or targeted towards larger companies Ongoing Portfolio Surveillance

Deposits

Disciplined deposit growth with improving mix and costs

GENERATING
Consistent Sustainable
Long-term Performance

Average Deposits by Segment

($ in billions)


$127.7
$3.1
$7.6
$38.3
1.40%
$78.7
1Q25
$129.9
$2.4
$7.8
$40.2
1.29%
$79.5
4Q25
$130.2
$2.1
$7.8
$40.7
1.20%
$79.6
1Q26

Ending Deposits by Segment

($ in billions)


$131.0
$2.9
$7.8
$39.7
$80.6
1Q25
$131.1
$2.2
$8.3
$40.4
$80.2
4Q25
$131.9
$2.3
$7.8
$40.6
$81.2
1Q26
Consumer Bank
Wealth Mgt
Corporate Bank
Other(1)
Total Deposit Costs(2)

QoQ Highlights & Outlook

- Avg deposits increased modestly, while ending balances increased ~1%, driven by normal seasonal patterns related to tax refunds and payments
- Deposit costs continued to decline as balances grew, supported by a strong deposit franchise and disciplined customer acquisition and retention strategies
- Deliberate mix shift from CDs to money market accounts continued across both consumer and wealth, with growth in combined balances
- NIB mix remains stable in the low 30% range, reflecting the operational nature of the deposit base
- Expect FY26 avg balances to be up low single digits compared to 2025

(1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 1.72%, 1.85%, and 2.02% in 1Q26, 4Q25, and 1Q25, respectively.

REGIONS | 51

Diversified Deposit Base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix[(1)(2)]


Retail Uninsured
$8.8
Other
$0.5
Wholesale Non-Operational Uninsured
$12.8
Less Stable Categories
Wholesale Operational Uninsured
$16.4
$131.9B
Retail Insured
$78.7
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$10.7

- ~71% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust)
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5K (as of 1Q26)
- >90% of consumer checking households include a high-quality checking account[(3)]; further, >60% of consumer deposit balances are with customers that have been with Regions for 10 years or more

(1) $ in billions as of 3/31/2026. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. Consolidated insured and uninsured balances are estimated from bank-level data and include approximations for certain deposit types. Accordingly, amounts shown will vary from other bank-level disclosures. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS | 52

53 Deposit Advantage Well diversified deposit base vs. peers (1) As of 3/31/2026. Source: Bank Call Reports / SEC filings. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 68% 62% 62% 61% 59% 57% 56% 55% 55% 54% 52% 51% 51% 48% Peer 2 Peer 5 RF Peer 9 Peer 6 Peer 4 Peer 3 Peer 7 Peer 10 Peer 8 Peer 11 Peer 1 Peer 13 Peer 12 54% 53% 50% 49% 47% 47% 47% 46% 45% 43% 42% 40% 40% 40% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta/cost observed this cycle

Capital and Liquidity

Managing capital flexibility to support growth and shareholder returns

GENERATING Consistent Sustainable Long-term Performance

Tier 1 Capital Ratio[1]



12.2%
12.0%
11.7%
1Q25
4Q25
1Q26

Common Equity Tier 1 Ratio[1]



10.8%
10.9%
10.7%
1Q25
4Q25
1Q26

Total Liquidity Sources

Position ($B) as of	1Q25	4Q25	1Q26
Cash at the Federal Reserve[2]	$ 10.9	$ 7.7	$ 7.6
Unencumbered Investment Securities[3]	24.1	26.3	25.6
Federal Home Loan Bank Availability	10.8	11.1	10.7
Discount Window Availability	22.1	22.8	24.0
Total	$ 67.9	$ 67.9	$ 67.9

QoQ Highlights & Outlook

- Declared 1Q common dividends of $227M and executed $401M in share repurchases
- Dividend payout target of 40-50% of earnings
- 1Q CET1 (inclusive of AOCI) was 9.4%[1][6]; In near-term, expect to manage around the mid-point of our 9.25 – 9.75% operating range[4]
- Common book value per share of $20.39 and tangible common book value per share[4] of $13.69, increases of 9% and 11%, respectively YoY
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~178%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (5) This ratio excludes intercompany and secured deposits. (6) Non-GAAP; see Appendix for reconciliation.

REGIONS | 54

CET1 Under Basel III Endgame (B3E)

GENERATING Consistent Sustainable Long-term Performance

B3E Update

- In March, the Federal Reserve released a notice of proposed rulemaking (NPR) to implement B3E which, as expected, would include AOCI in Regulatory Capital
- 1Q CET1 adjusted to include AOCI is estimated to be 9.4%(1)(2)
  - ***In the near term, expect to manage CET1 inclusive of AOCI around the mid-point of our 9.25 – 9.75% Operating Range(3); Creates meaningful flexibility***
  - Continue to evaluate options to manage potential capital volatility introduced through the inclusion of AOCI via Held-to-Maturity, derivative hedging, asset selection
- The NPR also proposes adjustments to risk weights within the Standardized Approach (SA) framework applicable to Regions
  - Regions expects the proposed SA changes to ***reduce risk-weighted assets by approximately 10%*** which would ***increase*** capital levels shown below by approximately ***100 basis points*** once fully implemented

Common Equity Tier 1



10.8%
10.9%
10.9%
10.7%
9.7%
9.3%
9.6%
9.4%
Operating Range | 9.25% - 9.75%
2Q25
3Q25
4Q25
1Q26
Reported CET1 Ratio(1)
Adjusted CET1 Inclusive of AOCI (1)(2)
Operating Range

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure

REGIONS | 55

Capital Strength

Robust capital balances and strong organic capital generation position Regions well for full range of potential economic conditions

GENERATING Consistent Sustainable Long-term Performance

Capital Resiliency

- Prudent risk management evident in Federal Reserve's stress testing results

2024 CCAR Capital Degradation[1]



2.5%
1.8%
Peer Median
RF

Proactive Interest Rate Hedging

- Hedge program introduced in 2018 to protect NIM against falling interest rates was highly effective
- Actions taken in 2022 and beyond to protect NIM if rates decrease now fully active
- Stable organic capital generation is a strong first line of defense against losses

Pro Forma Post-Stress Capital[2]



10.80%
4.1%
6.70%
Peer 1
10.57%
2.6%
7.97%
Peer 2
10.63%
2.4%
8.23%
Peer 3
11.68%
3.3%
8.38%
Peer 4
10.52%
1.8%
8.72%
Peer 5
10.53%
1.6%
8.93%
Peer 6
10.80%
1.8%
9.00%
RF
11.92%
2.6%
9.32%
Peer 7
11.53%
2.2%
9.33%
Peer 8
Pro forma Post-Stress CET1
CCAR 2024 Degradation

Pre-Tax Pre-Provision Income Coverage of Stressed Losses[3]



37.4%
Peer 1
52.0%
Peer 4
53.8%
Peer 7
59.4%
Peer 2
63.1%
Peer 8
66.5%
Peer 3
70.5%
Peer 6
71.8%
Peer 5
75.9%
RF

(1) CET1 degradation results from the Federal Reserve's modeled results for the Severely Adverse Scenario in 2024 Stress Test. (2) Pro forma Post-Stress Capital calculated using 4Q24 reported CET1 and the Federal Reserve's modeled capital degradation in 2024 Stress Test. (3) PPI Coverage of Stressed Losses is calculated as the Federal Reserve's modeled 9-quarter PPI divided by 9-quarter Provision Expense in the 2024 Stress Test. Peers include CCAR participants: CFG, FITB, HBAN, KEY, MTB, PNC, TFC, USB. Source: 2024 Federal Reserve Stress Test Results - June 2024; FR Y-9C

REGIONS | 56

57 Tangible Book Value Growth plus Dividends 3 and 5 yr CAGR excluding AOCI 3 Yr CAGR of TBV + Dividends 56.9% 19.6% 16.6% 15.5% 14.9% 14.9% 14.4% 14.0% 12.8% 12.5% 11.6% 11.2% 9.8% 5.6% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 5 Yr CAGR of TBV + Dividends 74.9% 18.4% 18.3% 17.3% 16.0% 15.3% 14.8% 14.7% 14.3% 14.2% 14.0% 13.2% 12.0% 10.5% Peer 1 RF Peer 9 Peer 2 Peer 8 Peer 3 Peer 5 Peer 7 Peer 11 Peer 4 Peer 10 Peer 6 Peer 12 Peer 13 As of 12/31/2025. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION.

58 Driving Shareholder Value Peer-leading dividend growth while actively managing share count Post-Financial Crisis Maximum 1Q26 Period Shares Outstanding (MM) Shares Outstanding (MM)(1) Decline RF 1Q13 1,423 868 (39.0)% Peer 6 1Q17 211 147 (30.2)% Peer 1 2Q22 16 12 (25.6)% Peer 4 2Q14 539 405 (24.9)% Peer 9 3Q14 560 430 (23.3)% Peer 8 2Q11 1,929 1,555 (19.4)% Peer 5 2Q22 178 150 (15.8)% Peer 11 4Q22 572 487 (14.9)% Peer 3 1Q12 957 830 (13.3)% Peer 10 4Q20 1,362 1,267 (7.0)% Peer 2 4Q19 88 82 (6.9)% Peer 7 2Q25 102 99 (2.9)% Peer 12 3Q25 1,111 1,094 (1.5)% Peer 13 1Q26 1,901 1,901 —% 5 Yr Dividend Growth CAGR 34.9% 13.1% 11.3% 8.2% 8.1% 6.4% 5.8% 5.0% 4.4% 3.4% 2.9% 2.5% 2.1% 0.7% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Source: S&P Capital IQ. Dividend growth CAGR calculated as of 4Q25 through 4Q20. Peers include CFG, FITB, FCNCA, FHN, HWC, HBAN, KEY, MTB, SSB, PNC, TFC, USB, ZION. (1) Weighted-average diluted shares outstanding.

59 7.17% 7.52% 7.74% 7.80% 7.54% 8.48% 8.65% 8.69% 8.69% 8.52% TCE Ratio Adjusted TCE Ratio, ex-AOCI 1Q25 2Q25 3Q25 4Q25 1Q26 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets Tangible Common Equity(1)

Empowered by Data & Innovation

Regions remains competitive by reserving ~10-12% of revenue for technology spend

GENERATING **Consistent Sustainable Long-term Performance**

Modernization and Innovation

Next Gen Platforms

Core Banking and Data platform modernization[1] effort to enhance customer experience and agility

AI-Driven Analytics

AI / ML Models that support client advice, analyze customer feedback and mitigate potential financial and client risks

Technology Practices / Ways of Working

Enabling engineers to quickly deliver secure, high-quality features that drive outcomes

Modern Authentication

Protecting identities and assets with strong, seamless, reusable authentication

Enterprise Data Modernization

Investing in modern data platforms to enhance decision making capabilities

Key Technology Advances

Modern Infrastructure

- Fit-for-purpose infrastructure
- Expanding and Leveraging Cloud Services (AWS, Azure)
- [AI] ATLAS Gen AI Gateway
- Enhancing resiliency to ensure highly available, secure mission critical systems
- Expanding use of Event Driven Architecture to support Payments and Core Modernization



Investments in AI / GenAI

- [AI] ClientIQ - Call Planning Tool for Relationship Managers
- [AI] Software Developer Co-pilots
- [AI] ROSIE – Personalized product and service offering anticipating customer needs
- [AI] rVoice – Integrated customer feedback aggregation & analysis


AI

Payments/Servicing

- Highly scalable payments platform processing over $4T per year
- Top 10 ACH Originator in the US
- Direct Deposit Switcher Implemented
- Self-service payment capabilities
- Reliable and safe payment offerings
- Open Banking & Embedded Finance



New Mobile App

- Enhanced Navigation
- Easily Manage Finances
- Better Account Maintenance
- Fast-growing user base
- Higher usage of Zelle and Virtual Assistant Chat features



API Enablement

- Creates reusable services to speed development and manage change
- Improved Efficiency
- Enhanced Speed to Market
- Secure-by-design APIs & integrations


API

[AI] AI/GenAI-Powered Solutions

(1) Deposit system pilot expectations in 2026; Client Migrations in 2027

REGIONS | 60

GENERATING
Consistent Sustainable
Long-term Performance

Core Modernization Benefits

Enhancing Strategic Capabilities



Migrating legacy cores to modern cloud-based platforms enhances strategic capabilities and reduces maintenance effort on outdated systems, allowing greater focus on customer experience

☑ Drive Growth

Enable faster product and pricing deployment, enhance marketing through advanced analytics, and expand partnerships with leading financial service providers.

☑ Advance Strategic Focus

Prioritize forward-looking initiatives including Artificial Intelligence, Data Strategy, Personalized Customer Experience, Finance Transformation, and Strategic Payments.

☑ Enhance Risk & Controls

Improve risk posture through automated workflows, real-time monitoring, and integrated controls within core platform, while reinforcing business continuity & disaster recovery.

☑ Accelerate Solution Delivery

Leverage a modern API architecture to enable faster internal development and embedded banking services across partner ecosystems such as retail platforms, FinTechs, and ERPs.

☑ Mature M&A Capabilities

Improve scalability and integration through optimized data conversion and streamlined operational processes.

REGIONS | 61

62 Launched ATLAS in 4Q 2025 • Enterprise-Grade, Governed AI Platform • Scalable Digital Foundation • Model-Agnostic AI Architecture • Operational Efficiency at • Enterprise Scale Harnessing GenAI Foundational Building for Future Growth Compliance Assistance Virtual Experts Copilots (GitHub, Microsoft) Deployed to over 12,000 Associates Intelligent Doc Processing Active Generative AI Use Cases GenAI Use Cases will be categorized by Patterns Patterns: • Enterprise Knowledge Enablement • Intelligent Document Analysis • Developer Productivity Acceleration • Controlled Automation of Business Processes • AI-Assisted Insights for the Workforce Patterns help avoid fragmentation, enhance scalability & maintainability Generative AI Patterns Safe, Secure, Transparent Solutions Generative AI Strategy Guiding Principles: Human in The Loop Design Managed Risk Secure AI Platform Objective: Significant Value from GenAI • Increase Efficiency • Increase Revenue • Mitigation of Client Risk Drivers to Prioritize AI Use Secure AI Platform

Growth in Digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Mobile Banking Active Users *(Millions)*(1)


+4%
2.61
2.69
2.70
1Q24
1Q25
1Q26

Mobile Banking Log-Ins *(Millions)*


+15%
183
194
211
1Q24
1Q25
1Q26

Customer Transactions(2)(3)


Non-Digital
Digital
24%
76%
22%
78%
20%
80%
1Q24
1Q25
1Q26

Transactions

Consumer Checking Account Acquisitions by Channel(4)


Digital
Branch
Contact Center
2%
81%
17%
2%
74%
24%
1%
72%
27%
1Q24
1Q25
1Q26

Zelle Transactions *(Millions)*


+42%
4.35
5.03
6.19
1Q24
1Q25
1Q26

Deposit Transactions by Channel


Mobile
ATM
Branch
45%
31%
24%
44%
31%
25%
43%
33%
24%
1Q24
1Q25
1Q26

Customer Satisfaction

Mobile App


Regions Mobile
Get
Ratings & Reviews
4.9
out of 5
Tap to Rate

Average 4.9 out of 5 rating from iOS app store users

New Native Mobile App launched. Early customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs, with customer chat volume up 64% YoY

Online Banking(5)

#1 in Customer Satisfaction for Regional Bank Online Experiences for five of the past six years


J.D. POWER

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Additional security controls in digital channels placed in 4Q23. Active efforts to drive quality digital acquisitions are in-progress resulting in performance improvement 2025 vs 2024. (5) Regions Bank received the highest score among regional banks ($65B to $250B in deposits) in the J.D. Power 2020-2022, and 2024-2025 U.S. Online Banking Satisfaction Studies which measures customer satisfaction with financial institutions' online experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 63

Continuous Improvement in Risk Management

Our commitment to strengthening credit risk disciplines and intentional portfolio shaping over the past decade-plus leaves us well positioned for sound, profitable growth

GENERATING Consistent Sustainable Long-term Performance

Strong Origination Disciplines Aligned with Comprehensive Risk Framework

- ☑ Enhanced risk framework through expanded controls, policies and procedures
- ☑ Invested in data, analytics and market benchmarks to provide early-warning indicators and dynamic industry outlooks
- ☑ Centralized credit products underwriting, servicing, and exposure management within specialized lending units and enhanced approval structure for higher-risk portfolios
- ☑ Advanced risk rating methodologies and stress testing capabilities
- ☑ Modified incentive plans and pricing frameworks to better promote risk-reward alignment

Active Portfolio Management and Non-Core Business Exits

- ☑ Derisked Commercial Real Estate Portfolio diversifying into less cyclical sectors
- ☑ Focused growth in higher quality relationships and segments including investment grade utilities, REITs, asset securitizations, and subscription lines, as well as Consumer Home Improvement Financing
- ☑ Actively reduced percent of portfolio comprised of leveraged loans and other higher risk segments
- ☑ Exited, reduced, or realigned portfolios (Oil Field Services, SoFi, GreenSky, Indirect Auto lending)
- ☑ Exited non-core businesses including Regions Insurance and Morgan Keegan
- ☑ Enhanced interest rate risk management through proactive hedging strategies

Case Studies in Regions' Portfolio De-Risking



Construction and Land
2010
22%
2020
16%
2025
13%
% of Real Estate Loans
Investment Grade Equivalents
2010
20%
2020
29%
2025
39%
% of Business Loans
Oilfield Services
2010
36%
2020
17%
2025
16%
% of Energy Loans

REGIONS | 64

65 0.71% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.54% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 1Q264Q221Q20 4Q22 1Q26 • Net charge-offs remained elevated primarily due to the previously identified portfolios of interest Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

66 0.63% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.50% —% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 1Q26 4Q22 1Q20 4Q22 1Q26 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile

67 QoQ Highlights & Outlook • 1Q annualized NCOs decreased 5bps to 54bps, reflecting continued progress on resolutions within previously identified portfolios of interest reserved for in prior periods • Business services criticized and total NPLs remained relatively stable, as upgrades outpaced downgrades; NPL ratio declined 2bps to 71bps, while the business services criticized ratio declined 16bps to 5.15% of business loans • Provision of $91M; ACL declined $39M as improved asset quality, risk-rating upgrades, and resolution of loans within previously identified portfolios of interest more than offset loan growth and macro uncertainty; ACL ratio down 8bps to 1.68%, while coverage of NPLs remains solid at 238% • Expect FY26 NCOs to be between 40 - 50bps Asset Quality Credit performance improving; metrics tracking favorably $1,730 $1,686 $1,647 1.81% 1.76% 1.68% 205% 242% 238% ACL ACL/Loans ACL/NPLs 1Q25 4Q25 1Q26 $123 $142 $130 0.52% 0.59% 0.54% NCOs NCOs Ratio 1Q25 4Q25 1Q26 $843 $698 $692 0.88% 0.73% 0.71% NPLs - excluding LHFS NPL/Loans 1Q25 4Q25 1Q26 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1)

68 QoQ Highlights • 1Q allowance decreased $39M compared to the prior quarter, resulting in a $91M provision expense. The decrease in the ACL and an increase in loan balances resulted in a reduction in the ACL % from 1.76% to 1.68% • The change in ACL resulted from: ◦ Economic/Qualitative net increase driven primarily by uncertainty as a result of the conflict in the Middle East ◦ Portfolio net decrease driven primarily by improvement in overall credit quality ◦ Decreases in Specific Reserve borrowers driven by charge-offs $1,686 $17 $(31) $(25) $1,647 Allowance for Credit Losses 03/31/2026 ($ in millions) 12/31/2025 Portfolio Changes Specific Reserve Changes Economic/ Qualitative Changes

69 Pre-R&S period 1Q2026 2Q2026 3Q2026 4Q2026 1Q2027 2Q2027 3Q2027 4Q2027 1Q2028 Real GDP, annualized % change 2.8% 1.9% 2.1% 2.6% 2.3% 2.1% 2.1% 2.0% 2.1 % Unemployment rate 4.4% 4.4% 4.4% 4.3% 4.3% 4.2% 4.2% 4.1% 4.1 % HPI, year-over-year % change 0.5% 0.0% (0.1) % (0.1) % 0.6% 1.6% 2.1% 2.3% 2.3 % CPI, year-over-year % change 2.8% 4.0% 3.4% 3.2% 2.8% 1.8% 2.1% 2.2% 2.2 % Base R&S Economic Outlook (As of March 2026) • A single, base economic forecast represents Regions’ internal outlook for the economy as of 1Q26 over the reasonable & supportable forecast period • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

70 As of 3/31/2026 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $48,077 $607 1.26 % CRE-OO mortgage 5,004 107 2.15 % CRE-OO construction 261 6 2.32 % Total commercial $53,342 $720 1.35% 1.33% 1.32 % IRE mortgage 7,706 96 1.24 % IRE construction 1,938 26 1.36 % Total IRE $9,644 $122 1.27% 1.06% 1.06 % Residential first mortgage 19,621 115 0.59 % Home equity lines 3,210 101 3.16 % Home equity loans 2,287 29 1.28 % Consumer credit card 1,472 126 8.55 % Other consumer 832 51 6.14 % Total consumer $27,422 $422 1.54% 1.73% 1.44 % Sold/Acquired Portfolios(1) $7,518 $383 5.08% 5.92% 5.08 % Total $97,926 $1,647 1.68% 1.71% 1.62 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 1Q26 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

2026 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2026 Expectations	
Net Interest Income (vs. 2025 of $4,991)	up 2.5 – 4%[3]
Adjusted Non-Interest Income (vs. adjusted 2025 total of $2,585)[1]	up 3 – 5%[2]
Adjusted Non-Interest Expense (vs. adjusted 2025 total of $4,331)[1]	up 1.5 – 3.5%[2] (Inclusive of investments)
Average Loans (vs. 2025 of $96,124)	up low single digits
Average Deposits (vs. 2025 of $129,146)	up low single digits
Net Charge-Offs / Average Loans	40 – 50 bps
Effective Tax Rate	20.5 – 21.5%

Expectations for 2Q26 & FY26

- 2Q26 NII to increase ~2% vs 1Q26[3]
- 2Q26 NIM in the mid to high 3.60%s, exiting the year in the low 3.70%s[3]
- Expect Capital Markets quarterly revenue to continue increasing within the $90 – $105M range, trending toward the lower end in 2Q26, with momentum building thereafter
- Expect to generate FY adj. positive operating leverage in 2026[2]
- In the near term, expect to manage CET1 (inclusive of AOCI), around the mid-point of our 9.25 – 9.75% operating range[2]

(1) Non-GAAP, see appendix for reconciliation of historical amounts. (2) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.
(3) Current expectations assume a mostly stable yield curve: range bound long-term rates (10-year 4-4.40%) and stable to modestly lower fed funds.

REGIONS | 71

Internal Use Appendix

73 Management uses pre-tax pre-provision income (non-GAAP), adjusted pre-tax pre-provision income (non-GAAP), the adjusted efficiency ratio (non-GAAP), the adjusted fee income ratio (non-GAAP), return on average tangible common shareholders' equity (non-GAAP), adjusted return on average tangible common shareholders' equity (non-GAAP), common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP), as well as adjusted net income available to common shareholders (non-GAAP) and adjusted diluted EPS (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Return on average tangible common shareholders' equity (non-GAAP) is calculated by dividing net income available to common shareholders (GAAP) by the average tangible common shareholders’ equity (non-GAAP). Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted return on average tangible common shareholders’ equity. Adjusted return on average tangible common shareholders' equity is calculated by dividing the adjusted net income available to common shareholders (non-GAAP) by the average tangible common shareholders’ equity (non-GAAP). Common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP) is calculated by dividing the adjusted common equity tier 1 (non-GAAP), which is arrived at by excluding the AOCI loss on securities and AOCI loss on defined benefit pension plans and other post employment benefits from common equity Tier 1, by the company’s total risk-weighted assets (GAAP). Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non- GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management. Tangible common book value per share is calculated by dividing tangible common shareholders' equity (non-GAAP) by tangible assets (non-GAAP). The numerator for tangible book value per share (non-GAAP), tangible common shareholders' equity (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from common shareholders' equity (GAAP). The denominator for tangible book value per share (non-GAAP), tangible assets (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from total assets (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity to tangible assets, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies and there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of non- GAAP financial measures presented herein. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Note on Forward-Looking Guidance The Company has also provided forward-looking guidance with respect to certain of the non-GAAP measures, which excludes from the corresponding GAAP financial measures the effect of certain adjustments. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of presenting the timing and amounts of various items within a reasonable range. Non-GAAP Information

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI) Less Charge-Offs to Risk-Weighted Assets

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2026	Year Ended 2025	2024	2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		$ 539	$ 2,061	$ 1,774	$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		20	95	119	98	99	121	103	79
Income tax expense (GAAP)		155	587	461	533	631	694	220	403
Income before income taxes (GAAP)		714	2,743	2,354	2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		91	470	487	553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		805	3,213	2,841	3,160	3,147	2,691	2,644	2,372
Other adjustments:									
Gain on sale of affordable housing residential mortgage loans		—	—	—	—	—	—	—	(8)
Securities (gains) losses, net		—	50	208	5	1	(3)	(4)	28
Gains on equity investment		—	—	—	—	—	(3)	(50)	—
Leveraged lease termination gains, net		—	—	—	(2)	(1)	(2)	(2)	(1)
Bank-owned life insurance		—	—	—	—	—	(18)	(25)	—
Insurance proceeds		—	—	—	—	(50)	—	—	—
FDIC insurance special assessment		—	(17)	16	119	—	—	—	—
Salaries and employee benefits—severance charges		—	2	30	31	—	6	31	5
Branch consolidation, property and equipment charges		—	(5)	3	7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		—	—	—	—	—	3	10	—
Early extinguishment of debt		—	—	—	(4)	—	20	22	16
Acquisition expenses		—	—	—	—	—	—	1	—
Professional, legal and regulatory expenses		—	2	3	1	179	15	7	—
Other Miscellaneous expenses		—	—	(37)	—	—	—	—	—
Total other adjustments		—	32	223	157	132	23	21	65
Adjusted pre-tax pre-provision income (non-GAAP)	A	$ 805	$ 3,245	$ 3,064	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net loan charge-offs (GAAP)	B	$ 130	$ 513	$ 458	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs (1)	C	$ 125,391	$ 124,909	$ 124,984	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
Annualized PPI less Charge-offs / Average Risk-Weighted Assets	A-B / C	2.18 %	2.19 %	2.09 %	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS | 74

75 Non-GAAP reconciliation Return on Average Tangible Common Shareholders' Equity Quarter Ended Year Ended ($ amounts in millions) 3/31/2026 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 539 $ 2,061 $ 1,774 $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity 19,077 $ 18,541 $ 17,484 $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,869 5,887 5,920 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (138) (130) (117) (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,369 1,491 1,693 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 11,977 $ 11,293 $ 9,988 $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 18.26% 18.25% 17.77% 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

Non-GAAP Reconciliation

Tangible Common Ratios

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions, except per share data)		As of and for Quarter Ended 3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	**$ 18,779**	$ 19,043	$ 19,049	$ 18,666	$ 18,530
Less: Preferred stock (GAAP)		**1,369**	1,369	1,369	1,369	1,715
Common shareholders' equity (GAAP)	B	**17,410**	17,674	17,680	17,297	16,815
Less:						
Intangible assets (GAAP)		**5,866**	5,873	5,879	5,886	5,894
Deferred tax liability related to intangibles (GAAP)		**(141)**	(138)	(133)	(130)	(126)
Tangible common shareholders' equity (non-GAAP)	C	**$ 11,685**	$ 11,939	$ 11,934	$ 11,541	$ 11,047
Less: AOCI, after-tax (GAAP)		**$ (1,718)**	$ (1,535)	$ (1,660)	$ (1,967)	$ (2,283)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	D	**$ 13,403**	**$ 13,474**	**$ 13,594**	**$ 13,508**	**$ 13,330**
Total assets (GAAP)	E	**$ 160,741**	$ 158,814	$ 159,940	$ 159,206	$ 159,846
Less:						
Intangible assets (GAAP)		**5,866**	5,873	5,879	5,886	5,894
Deferred tax liability related to intangibles (GAAP)		**(141)**	(138)	(133)	(130)	(126)
Tangible assets (non-GAAP)	F	**$ 155,016**	$ 153,079	$ 154,194	$ 153,450	$ 154,078
Less: AOCI, pre-tax (GAAP)		**$ (2,302)**	$ (2,057)	$ (2,220)	$ (2,631)	$ (3,053)
Tangible assets excluding AOCI (non-GAAP)	G	**$ 157,318**	$ 155,136	$ 156,414	$ 156,081	$ 157,131
Shares outstanding—end of quarter	H	**854**	868	885	894	899
Total equity to total assets (GAAP)	A/E	**11.68 %**	11.99 %	11.91 %	11.72 %	11.59 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	C/F	**7.54 %**	7.80 %	7.74 %	7.52 %	7.17 %
Common book value per share (GAAP)	B/H	**$ 20.39**	$ 20.36	$ 19.98	$ 19.35	$ 18.70
Tangible common book value per share (non-GAAP)	C/H	**$ 13.69**	$ 13.75	$ 13.49	$ 12.91	$ 12.29
Tangible common shareholders' equity to tangible assets (non-GAAP), ex. AOCI	D/G	**8.52 %**	8.69 %	8.69 %	8.65 %	8.48 %

REGIONS | 76

Non-GAAP Reconciliation

Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios

GENERATING **Consistent Sustainable Long-term Performance**

							Quarter Ended							
($ amounts in millions)		**3/31/2026**	12/31/2025	9/30/2025	6/30/2025	3/31/2025	1Q26 vs. 4Q25		1Q26 vs. 1Q25	
Net income available to common shareholders (GAAP)	A	**$ 539**	$ 514	$ 548	$ 534	$ 465	$ 25	4.9 %	$ 74	15.9 %
Adjustments:										
Securities (gains) losses, net		**—**	—	25	—	25	—	NM	(25)	(100.0)%
FDIC insurance special assessment		**—**	(14)	(3)	(1)	1	14	100.0 %	(1)	(100.0)%
Salaries and employee benefits—severance charges		**—**	—	—	1	1	—	NM	(1)	(100.0)%
Branch consolidation, property and equipment charges		**—**	—	(5)	—	—	—	NM	—	NM
Professional, legal and regulatory expenses		**—**	—	—	—	2	—	NM	(2)	(100.0)%
Preferred stock redemption expense		**—**	—	—	4	—	—	NM	—	NM
Total adjustments		**—**	(14)	17	4	29	$ 14	100.0 %	$ (29)	(100.0)%
Tax impact of adjusted items		**—**	4	(4)	—	(7)	(4)	(100.0)%	7	100.0 %
Adjusted net income available to common shareholders (non-GAAP)	B	**$ 539**	$ 504	$ 561	$ 538	$ 487	$ 35	6.9 %	$ 52	10.7 %
Weighted-average diluted shares	C	**868**	880	894	900	910				
Diluted EPS (GAAP)	A/C	**$ 0.62**	$ 0.58	$ 0.61	$ 0.59	$ 0.51	$ 0.04	6.9 %	$ 0.11	21.6 %
Adjusted diluted EPS (non-GAAP)	B/C	**0.62**	0.57	0.63	0.60	0.54	$ 0.05	8.8 %	$ 0.08	14.8 %
Average shareholders' equity (GAAP)		**19,077**	18,986	18,688	18,350	18,127	91	0.5 %	950	5.2 %
Less: Average preferred stock (GAAP)		**1,369**	1,369	1,369	1,513	1,715	—	— %	(346)	(20.2)%
Average common shareholders' equity (GAAP)	D	**17,708**	17,617	17,319	16,837	16,412	91	0.5 %	1,296	7.9 %
Less:										
Average intangible assets (GAAP)		**5,869**	5,876	5,883	5,891	5,899	(7)	(0.1)%	(30)	(0.5)%
Average deferred tax liability related to intangibles (GAAP)		**(138)**	(135)	(131)	(127)	(126)	(3)	(2.2)%	(12)	(9.5)%
Average tangible common shareholders' equity (non-GAAP)	E	**$ 11,977**	$ 11,876	$ 11,567	$ 11,073	$ 10,639	101	0.9 %	1,338	12.6 %
Return on average common shareholders' equity (GAAP)	A/D	**12.35 %**	11.58 %	12.56 %	12.72 %	11.49 %				
Return on average tangible common shareholders' equity (non-GAAP)	A/E	**18.26 %**	17.17 %	18.81 %	19.34 %	17.72 %				
Adjusted return on average tangible common shareholders' equity (non-GAAP)	B/E	**18.26 %**	16.84 %	19.24 %	19.48 %	18.58 %				

NM - Not Meaningful

REGIONS | 77

78 Non-GAAP Reconciliation Pre-Tax Pre-Provision Income (PPI) Quarter Ended ($ amounts in millions) 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 1Q26 vs. 4Q25 1Q26 vs. 1Q25 Net income available to common shareholders (GAAP) $ 539 $ 514 $ 548 $ 534 $ 465 $ 25 4.9% $ 74 15.9 % Preferred dividends and other (GAAP) 20 20 21 29 25 — — % (5) (20.0) % Income tax expense (GAAP) 155 174 139 143 131 (19) (10.9) % 24 18.3 % Income before income taxes (GAAP) 714 708 708 706 621 6 0.8% 93 15.0 % Provision for credit losses (GAAP) 91 115 105 126 124 (24) (20.9) % (33) (26.6) % Pre-tax pre-provision income (non-GAAP) 805 823 813 832 745 (18) (2.2) % 60 8.1 % Other adjustments: Securities (gains) losses, net — — 25 — 25 — NM (25) (100.0) % FDIC insurance special assessment — (14) (3) (1) 1 14 100.0% (1) (100.0) % Salaries and employee benefits—severance charges — — — 1 1 — NM (1) (100.0) % Branch consolidation, property and equipment charges — — (5) — — — NM — NM Professional, legal and regulatory expenses — — — — 2 — NM (2) (100.0) % Total other adjustments — (14) 17 — 29 14 100.0% (29) (100.0) % Adjusted pre-tax pre-provision income (non-GAAP) $ 805 $ 809 $ 830 $ 832 $ 774 $ (4) (0.5) % $ 31 4.0 % NM - Not Meaningful

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended								
		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025	1Q26 vs. 4Q25		1Q26 vs. 1Q25	
Non-interest expense (GAAP)	A	**$ 1,068**	$ 1,098	$ 1,103	$ 1,073	$ 1,039	$ (30)	(2.7)%	$ 29	2.8 %
Adjustments:										
FDIC insurance special assessment		**—**	14	3	1	(1)	(14)	(100.0)%	1	100.0 %
Branch consolidation, property and equipment charges		**—**	—	5	—	—	—	NM	—	NM
Salary and employee benefits—severance charges		**—**	—	—	(1)	(1)	—	NM	1	100.0 %
Professional, legal and regulatory expenses		**—**	—	—	—	(2)	—	NM	2	100.0 %
Adjusted non-interest expense (non-GAAP)	B	**$ 1,068**	$ 1,112	$ 1,111	$ 1,073	$ 1,035	$ (44)	(4.0)%	$ 33	3.2 %
Net interest income (GAAP)	C	**$ 1,248**	$ 1,281	$ 1,257	$ 1,259	$ 1,194	$ (33)	(2.6)%	$ 54	4.5 %
Taxable-equivalent adjustment		**13**	13	12	12	12	—	— %	1	8.3 %
Net interest income, taxable-equivalent basis	D	**$ 1,261**	$ 1,294	$ 1,269	$ 1,271	$ 1,206	$ (33)	(2.6)%	$ 55	4.6 %
Non-interest income (GAAP)	E	**625**	640	659	646	590	(15)	(2.3)%	35	5.9 %
Adjustments:										
Securities (gains) losses, net		**—**	—	25	—	25	—	NM	(25)	(100.0)%
Adjusted non-interest income (non-GAAP)	F	**$ 625**	$ 640	$ 684	$ 646	$ 615	(15)	(2.3)%	$ 10	1.6 %
Total revenue	C+E=G	**$ 1,873**	$ 1,921	$ 1,916	$ 1,905	$ 1,784	$ (48)	(2.5)%	$ 89	5.0 %
Adjusted total revenue (non-GAAP)	C+F=H	**$ 1,873**	$ 1,921	$ 1,941	$ 1,905	$ 1,809	$ (48)	(2.5)%	$ 64	3.5 %
Total revenue, taxable-equivalent basis	D+E=I	**$ 1,886**	$ 1,934	$ 1,928	$ 1,917	$ 1,796	$ (48)	(2.5)%	$ 90	5.0 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	**$ 1,886**	$ 1,934	$ 1,953	$ 1,917	$ 1,821	$ (48)	(2.5)%	$ 65	3.6 %
Operating leverage ratio (GAAP)	I-A									2.2 %
Adjusted operating leverage ratio (non-GAAP)	J-B									0.3 %
Efficiency ratio (GAAP)	A/I	**56.6 %**	56.8 %	57.2 %	56.0 %	57.9 %				
Adjusted efficiency ratio (non-GAAP)	B/J	**56.6 %**	57.5 %	56.9 %	56.0 %	56.8 %				
Fee income ratio (GAAP)	E/I	**33.1 %**	33.1 %	34.2 %	33.7 %	32.9 %				
Adjusted fee income ratio (non-GAAP)	F/J	**33.1 %**	33.1 %	35.0 %	33.7 %	33.8 %				

NM - Not Meaningful

REGIONS | 79

Non-GAAP Reconciliation

Non-Interest Income

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	**2025**	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
	Year Ended														
Non-interest income (GAAP)	**$ 2,535**	$ 2,265	$ 2,256	$ 2,429	$ 2,524	$ 2,393	$ 2,116	$ 2,019	$ 1,962	$ 2,011	$ 1,937	$ 1,785	$ 2,096	$ 2,201	$ 2,226
Security (gains) losses, net	**50**	208	5	1	(3)	(4)	28	(1)	(19)	(6)	(29)	(27)	(26)	(48)	(112)
Bank owned life insurance	**—**	—	—	—	(18)	(25)	—	—	—	—	—	—	—	—	—
Leveraged lease terminations income	**—**	—	(2)	(1)	(2)	(2)	(1)	(8)	(1)	(8)	(8)	(10)	(39)	(14)	(8)
Loss on sale of mortgage loans	**—**	—	—	—	—	—	—	—	—	—	—	—	—	—	3
Gain on sale of other assets	**—**	—	—	—	—	—	—	—	—	—	—	—	(24)	—	—
Gain on sale of affordable housing residential mortgage loans	**—**	—	—	—	—	—	(8)	—	(5)	(5)	—	—	—	—	—
Gains on equity investment	**—**	—	—	—	(3)	(50)	—	—	—	—	—	—	—	—	—
Insurance proceeds	**—**	—	—	(50)	—	—	—	—	—	(50)	(91)	—	—	—	—
Adjusted non-interest income (non-GAAP)	**$ 2,585**	$ 2,473	$ 2,259	$ 2,379	$ 2,498	$ 2,312	$ 2,135	$ 2,010	$ 1,937	$ 1,942	$ 1,809	$ 1,748	$ 2,007	$ 2,139	$ 2,109
Less: Business sold in a subsequent period [1]	**$ —**	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 117	$ 111	$ 108
Adjusted non-interest income excluding business sold in a subsequent period(non-GAAP)	**$ 2,585**	**$ 2,473**	**$ 2,259**	**$ 2,379**	**$ 2,498**	**$ 2,312**	**$ 2,135**	**$ 2,010**	**$ 1,937**	**$ 1,942**	**$ 1,809**	**$ 1,748**	**$ 1,890**	**$ 2,028**	**$ 2,001**

(1) In 2018, the Company sold Regions Insurance Group, Inc. and the results of this entity were separately disclosed as discontinued operations in all periods presented externally. The results from Regions Insurance Group, Inc. have been removed in previous periods for comparability.

REGIONS | 80

81 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,313 $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment 17 (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (2) (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges 5 (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — — — (4) — — Early extinguishment of debt — — 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (2) (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — — — (1) — — — — Other miscellaneous expenses — 37 — — — — — — — — Adjusted non-interest expense (non-GAAP) $ 4,331 $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

82 Quarter Ended ($ amounts in millions) 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 CET1 RATIOS Common Equity Tier 1(1) A $ 13,419 $ 13,490 $ 13,620 $ 13,533 $ 13,355 Adjustments: AOCI gain (loss) on securities(2) (1,172) (1,076) (1,241) (1,485) (1,645) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (387) (391) (396) (401) (406) Common Equity Tier 1 (inclusive of AOCI)(non-GAAP) B $ 11,860 $ 12,023 $ 11,983 $ 11,647 $ 11,304 Total risk-weighted assets(1) C $ 125,682 $ 123,882 $ 125,386 $ 125,755 $ 123,755 Common Equity Tier 1 ratio(1)(3) A/C 10.7% 10.9% 10.9% 10.8% 10.8 % Common Equity Tier 1 ratio (inclusive of AOCI)(non-GAAP)(1)(3) B/C 9.4% 9.7% 9.6% 9.3% 9.1 % Non-GAAP Reconciliation CET1- inclusive of AOCI(4) (1) Common equity Tier 1 as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

83 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms, expressions, and graphics often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Our businesses have been, and may continue to be, adversely affected by conditions in the financial markets and economic conditions generally. • Fluctuations in market interest rates, including the level and shape of the yield curve, may adversely affect our performance. • If we experience greater credit losses in our loan portfolios than anticipated, our earnings may be materially adversely affected. • Any future reductions in our credit ratings may increase our funding costs and place limitations on business activities. • Changes in the soundness of other financial institutions could adversely affect us. • We may suffer losses if the value of collateral declines in stressed market conditions. • Ineffective liquidity management could adversely affect our financial results and condition. • Loss of deposits or a change in deposit mix could increase our funding costs. • We rely on the mortgage secondary market to manage various risks. • We are at risk of a variety of systems failures or errors and cyber-attacks or other similar incidents that could adversely affect customer experience and our business and financial performance. • We are subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding privacy and cybersecurity, which could increase the cost of doing business, compliance risks and potential liability. • We will continually encounter technological change and must effectively anticipate, develop and implement new technology. • The development and use of AI presents risks and challenges that may adversely impact our business. • Industry competition, including competition from decentralized finance platforms, cryptocurrencies and blockchain technologies could disrupt our business model and adversely affect our revenues, market share or liquidity. • Our operations are concentrated primarily in the South, Midwest and Texas, and adverse changes in the economic conditions in this region can adversely affect our financial results and condition. • Weakness in the residential real estate markets could adversely affect our performance. • Weakness in the commercial real estate markets could adversely affect our performance. • Risks associated with home equity products where we are in a second lien position could adversely affect our performance. • Weakness in commodity businesses could adversely affect our performance. • An outbreak or escalation of hostilities between countries or within a country or region could have a material adverse effect on the U.S. economy and on our businesses. • We are subject to a variety of operational risks, including the risk of fraud or theft by internal or external parties, which may adversely affect our business and results of operations. • We rely on other companies to provide key components of our business infrastructure. • We depend on the accuracy and completeness of information about clients and counterparties. • We are exposed to risk of environmental liability when we take title to property. • We can be negatively affected if we fail to identify and address operational risks associated with the introduction of or changes to products, services and delivery platforms. • Enhanced regulatory and other standards for the oversight of vendors and other service providers can result in higher costs and other potential exposures. • We are, and may in the future be, subject to claims and litigation calling into question our right to use the intellectual property underlying certain technology in our business. Forward-Looking Statements

84 • Weather-related events, pandemics and other natural or man-made disasters could cause a disruption in our operations or lead to other consequences that could adversely impact our financial results and condition. These impacts could be intensified by climate change. Heightening focus on climate change may also carry transition risks that could negatively impact our results of operations and financial condition. • We are subject to sociopolitical risks that could adversely affect our business, reputation and the trading price of our common stock. • Damage to our reputation could significantly harm our businesses. • We are, and may in the future be, subject to litigation, investigations and governmental proceedings that may result in liabilities adversely affecting our financial condition, business or results of operations or in reputational harm. • We are subject to extensive governmental regulation, which could have an adverse impact on our operations and our business model. • We are subject to a variety of risks in connection with any sale of loans we may conduct. • We may be subject to more stringent capital and liquidity requirements. • Rulemaking changes and regulatory initiatives implemented by the CFPB may result in higher regulatory and compliance costs that may adversely affect our results of operations. • We are subject to numerous laws designed to protect consumers, including the CRA and fair lending laws, and a failure to comply with these laws could lead to a wide variety of penalties and other sanctions. • We may not be able to complete future acquisitions, may not be successful in realizing the benefits of any future acquisitions that are completed or may choose not to pursue acquisition opportunities we might find beneficial. • Increases in FDIC insurance assessments may adversely affect our earnings. • Unfavorable results from ongoing stress analyses may adversely affect our ability to retain customers or compete for new business opportunities. • We are a holding company and depend on our subsidiaries for dividends, distributions and other payments. • We may not pay dividends on shares of our capital stock. • Anti-takeover and banking laws and certain agreements and charter provisions may adversely affect share value. • Our amended and restated by-laws designate (i) the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders and (ii) the federal district courts of the United States as the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees. • We face substantial legal and operational risks in our safeguarding and other processing of personal information. • Differences in regulation can affect our ability to compete effectively. • Our businesses may be adversely affected if we are unable to hire and retain qualified employees. • Our operations rely on our ability, and the ability of key external parties, to maintain appropriately staffed workforces, and on the competence, trustworthiness, health and safety of employees. • Our reported financial results depend on management’s selection of accounting methods and certain assumptions and estimates. • If the models that we use in our business perform poorly or provide inadequate information, our business or results of operations may be adversely affected. • Changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2025 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Tom Speir at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

Internal Use